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                               EXHIBIT NUMBER 2.2




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                                                                EXECUTION COPY

                             COMBINATION AGREEMENT


                  THIS COMBINATION AGREEMENT (this "Agreement") is entered into as of December 10, 1997, by and between EduTrek International, Inc., a Georgia corporation ("EduTrek"), and ITI Education Corporation, a corporation incorporated under the Canada Business Corporations Act ("ITI").

                                    RECITALS

                  WHEREAS, the board of directors of each of EduTrek and ITI has determined that it is advisable and in the best interests of their respective shareholders to combine their respective businesses by EduTrek acquiring shares in the capital stock of ITI pursuant to this Agreement and the Plan of Arrangement (as hereinafter defined).

                  WHEREAS, in furtherance of such acquisition, the board of directors of each of EduTrek and ITI has approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement, the board of directors of ITI has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders and the Supreme Court of Nova Scotia (the "Court") for approval, and the board of directors of EduTrek has agreed to submit the transactions contemplated hereby to its shareholders for approval.

                  WHEREAS, the board of directors of each of EduTrek and ITI has approved and adopted this Agreement and the Plan of Arrangement as a plan of reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and as a reorganization of capital of ITI under Section 86 of the Income Tax Act (Canada) for those ITI shareholders who hold ITI Common Shares (as hereinafter defined) on capital account.

                  WHEREAS, it is intended that the transactions contemplated hereby will be treated as a "pooling of interests" for accounting purposes.

                  WHEREAS, in connection with the Plan of Arrangement and after giving effect thereto, shareholders of ITI will receive 0.3021 (the "Exchange Ratio") Exchangeable Shares of ITI (the "Exchangeable Shares") in respect of each ITI Common Share held by them immediately prior to the implementation of the Plan of Arrangement (subject to adjustment in certain circumstances).

                  WHEREAS, to induce EduTrek to enter into this Agreement, contemporaneously herewith, owners of approximately 44.3% of the issued and outstanding ITI Common Shares, have entered into an agreement (each, an "ITI Shareholder Agreement") pursuant to which they have agreed to support the Plan of Arrangement and the other transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

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                                   ARTICLE I

                                    GENERAL

         1.1 Plan of Arrangement. As promptly as practicable, ITI will apply to the Court pursuant to Part XV of the Canada Business Corporations Act (the "CBCA") for an interim order in form and substance reasonably satisfactory to EduTrek (the "Interim Order") providing for, among other things, the calling and holding of the ITI Shareholders Meeting (as hereinafter defined) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Part XV of the CBCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (the "Plan of Arrangement"). If the ITI shareholders approve the Arrangement, thereafter ITI will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). Upon obtaining the Final Order, ITI will promptly file articles of arrangement as contemplated by Section 192(6) of the CBCA, together with any other required documentation, with the Director under the CBCA. At 12:01 a.m. (Nova Scotia time) (the "Effective Time") on the date (the "Effective Date") shown on the certificate of arrangement issued by the Director under the CBCA giving effect to the Arrangement, the reorganization of capital and other transactions set out in clauses (a) through (j), inclusive, of Section 2.1 of the Plan of Arrangement shall occur and shall be deemed to occur in the order set out therein without any further act or formality.

         1.2 Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of EduTrek Common Stock or ITI Common Shares), reorganization, recapitalization or other like change with respect to EduTrek Common Stock or ITI Common Shares occurring after the date hereof and prior to the Effective Time.

         1.3 Dissenting Shares. Holders of ITI Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 190 of the CBCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenters" or as "Dissenting Shareholders" when referring exclusively to ITI Shareholders). ITI shall give EduTrek (a) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the CBCA and received by ITI and (b) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of EduTrek, except as required by applicable law, ITI shall not make any payment with respect to any such rights or offer to settle or settle any such rights. EduTrek agrees that it will fund the requirement to make any payment to Dissenting Shareholders.

         1.4 Accounting Consequences. It is intended by the parties hereto that the Arrangement will qualify for accounting treatment as a pooling of interests under United States generally accepted accounting principles.

         1.5 Amended and Restated Articles of EduTrek. Before the Closing, EduTrek shall have filed its Amended and Restated Articles of Incorporation substantially in the form of Exhibit D.

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         1.6      Joint Proxy Statement, Registration Statement.

         (a) As promptly as practicable after execution of this Agreement, EduTrek and ITI shall prepare and file with the United States Securities and Exchange Commission (the "SEC") a preliminary joint management information circular and proxy statement (as it may be amended or supplemented from time to time, the "Joint Proxy Statement"), together with any other documents required by the United States Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of ITI with respect to the annual general and special meeting of shareholders of ITI relating to the Arrangement and the approval of certain matters in connection therewith (the "ITI Shareholders Meeting") and (ii) the proxy statement of EduTrek with respect to the meeting of shareholders of EduTrek with respect to the issuance of EduTrek Common Stock from time to time upon exchange of the Exchangeable Shares and certain other matters relating to the agreements of EduTrek contained herein (the "EduTrek Shareholders Meeting"). As promptly as practicable after the preliminary Joint Proxy Statement is cleared by the SEC, EduTrek and ITI shall cause the Joint Proxy Statement to be mailed to each company's shareholders entitled to vote. EduTrek shall also file a registration statement on Form S-4 (or on such other form as shall be appropriate) (the "Registration Statement") in order to register the EduTrek Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares or upon the exercise of options obtained upon the conversion of ITI Options pursuant to the Arrangement, with the SEC and, if necessary, maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding and EduTrek and ITI shall use their best efforts to cause the Registration Statement to become effective prior to the mailing of the Joint Proxy Statement to shareholders.

         (b) Each party shall promptly furnish to the other party all information concerning such party and its shareholders as may be reasonably required in connection with any action contemplated by this Section 1.6. The Joint Proxy Statement and the Registration Statement, shall comply in all material respects with all applicable requirements of law. Each of EduTrek and ITI will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Registration Statement or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Registration Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, EduTrek or ITI, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to shareholders of EduTrek and ITI entitled to vote, as may be applicable, such amendment or supplement.

         (c) EduTrek and ITI shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the EduTrek Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither EduTrek nor ITI shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the EduTrek Common Stock or the issuance of the Exchangeable Shares.

         (d) ITI shall use its reasonable best efforts to obtain the ITI Fairness Opinion (as hereinafter defined) in written form prior to the date the Joint Proxy Statement is first mailed to the shareholders of ITI and EduTrek, and shall provide a copy of such written opinion to EduTrek forthwith upon receipt.

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EduTrek shall use its reasonable best efforts to obtain the EduTrek Pooling
Opinion and the EduTrek Fairness Opinion (each as hereinafter defined) in written form prior to the date the Joint Proxy Statement is first mailed to the shareholders of ITI and EduTrek, and shall provide a copy of such written opinions to ITI forthwith upon receipt. Neither party shall be obliged to mail the Joint Proxy Statement to shareholders unless the written opinions referred to in this Section 1.6(d) have been obtained.

         1.7 Material Adverse Effect. In this Agreement, the term "Material Adverse Effect" used with respect to ITI or any of the ITI Subsidiaries or EduTrek or any of the EduTrek Subsidiaries means any event, change or effect that, individually or taken together with all other such events, changes or effects that have occurred prior to the date of determination of the occurrence of a Material Adverse Effect is materially adverse to the business, financial condition, properties or assets of ITI and the ITI Subsidiaries or EduTrek and the EduTrek Subsidiaries, as the case may be, in each case taken as a whole; provided, that a Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industries in which EduTrek or ITI operate.

         1.8 Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ITI

                  Except as set forth in a letter dated the date of this Agreement and delivered by ITI to EduTrek concurrently herewith (the "ITI Disclosure Letter"), ITI hereby represents and warrants to EduTrek that:


         2.1 Organization and Standing. ITI and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by ITI (the "ITI Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on ITI. The ITI Disclosure Letter sets forth a complete list of the ITI Subsidiaries, their respective jurisdictions of incorporation or organization, the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by ITI or another ITI Subsidiary (and a description of any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance") on such stock or other ownership interest) and a complete list of each jurisdiction in which each of ITI and the ITI Subsidiaries is duly qualified or licensed and in good standing to do business.

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         2.2      Agreement Authorized and its Effect on Other Obligations. (a)
ITI has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of ITI's shareholders and the Court as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by ITI and, subject to approval of ITI's shareholders and the Court as provided in this Agreement, the consummation by ITI of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ITI. The board of directors of ITI has determined, based on, among other things, a preliminary oral fairness view from Nesbitt Burns Inc., that it is advisable and in the best interest of ITI's shareholders for ITI to enter into a business combination with EduTrek upon the terms and subject to the conditions of this Agreement. This Agreement has been duly executed and delivered by ITI and is the valid and binding obligation of ITI, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, and that the consummation of the Arrangement is subject to approval of ITI's shareholders and the Court as provided in this Agreement.

         (b) None of the execution, delivery or performance of this Agreement or the Arrangement by ITI, nor the consummation of the transactions contemplated hereby or thereby by ITI nor compliance with the provisions hereof or thereof by ITI will: (i) conflict with, or result in any violations of, the articles of incorporation or bylaws of ITI or any equivalent document of any of the ITI Subsidiaries, (ii) conflict with, or result in any violation of any law, rule, regulation, ordinance, order, judgment or decree applicable to ITI or any of the ITI Subsidiaries or by which its or any of their respective properties or assets are bound or affected, or (iii) require any third party consent under, or result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of ITI or any of the ITI Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, license, permit or other instrument or obligation to which ITI or any of the ITI Subsidiaries is a party or by which ITI or any of the ITI Subsidiaries or their respective properties or assets is bound or affected, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on ITI.

         2.3 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by ITI or any of the ITI Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except as set forth in the ITI Disclosure Letter and except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the "Commissions") and the Court and the mailing to shareholders of ITI of the Joint Proxy Statement relating to the ITI Shareholders Meeting; (ii) approval by the Court of the Arrangement and the filing of the articles of arrangement and other documents as required by the CBCA; (iii) such filings, authorizations, orders and approvals as may be required under any other applicable federal, provincial or state securities laws and the rules of The Montreal Exchange ("ME") and such other stock exchange on which the Exchangeable Shares are listed; (iv) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (v) where the failure to obtain such consents, approvals, etc., would not prevent or delay the

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consummation of the Arrangement or otherwise prevent or delay ITI from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on ITI.

         2.4 Capitalization. (a) The authorized capital stock of ITI consists of an unlimited number of ITI common shares, without par value ("ITI Common Shares"). As of December 1, 1997, 9,400,930 ITI Common Shares were issued and outstanding and no ITI Common Shares were held by ITI in its treasury. As of December 1, 1997, an aggregate of 694,500 ITI Common Shares were reserved for issuance pursuant to outstanding options (the "ITI Options") granted under the ITI employee stock option plan or pursuant to private stock option arrangements. Prior to the date hereof, 125,000 of the ITI Options have vested in accordance with their terms and 569,500 remain unvested, and 280,000 ITI Options are subject to ratification by the shareholders of ITI at the next meeting of shareholders of ITI. As of December 1, 1997 there were outstanding 500,000 share purchase warrants of ITI (the "ITI Warrants"). 200,000 of the ITI Warrants each entitle the holder to purchase one ITI Common Share for a purchase price of Cdn.$2.25 per share on or before December 27, 1998, and 300,000 of the ITI Warrants each entitle the holder to purchase one ITI Common Share for a purchase price of Cdn.$2.50 per share on or before January 31, 1999. The consummation of the transactions contemplated by this Agreement will not accelerate the vesting of any unvested ITI Options. All of the issued and outstanding ITI Common Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon ITI and were issued in compliance with all applicable charter documents of ITI and all applicable federal, provincial and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the ITI Common Shares or any other capital stock of ITI.

         (b) All of the issued and outstanding shares of capital stock of the ITI Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon any ITI Subsidiary and were issued in compliance with all applicable charter documents of the relevant ITI Subsidiary and all applicable federal, provincial and foreign securities laws, rules and regulations. All shares in the capital stock of the ITI Subsidiaries are owned by ITI free and clear of all Encumbrances and without any limitations on ITI's voting rights.

         (c) There are no obligations, contingent or otherwise, of ITI or any of the ITI Subsidiaries to repurchase, redeem or otherwise acquire any shares in the capital stock of ITI or any of the ITI Subsidiaries or to provide funds to or make any investment in any of the ITI Subsidiaries or any other entity.

         (d) Except as disclosed herein or in the ITI Disclosure Letter, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from ITI or any of the ITI Subsidiaries any shares of, or any securities convertible into, the capital stock of ITI or any of the ITI Subsidiaries.

         2.5 Securities Reports and Financial Statements, Books and Records. (a) ITI has filed all forms, reports and documents with the Commissions required to be filed by it pursuant to applicable Canadian securities statutes, regulations, policies and rules (collectively, the "ITI Canadian Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the ITI Canadian Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material

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fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of ITI contained in the ITI Canadian Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities legislation with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of ITI and its consolidated ITI Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. ITI has provided to EduTrek all of the ITI Canadian Securities Reports filed by ITI since June 1, 1995.

         (b) ITI has not been and is not required to file any forms, reports or documents with the SEC.

         (c) There has been no change in ITI's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

         (d) The books, records and accounts of ITI and the ITI Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of ITI and the ITI Subsidiaries and (iii) accurately and fairly reflect in all material respects the basis for the ITI financial statements. ITI has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and
(ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         2.6 Liabilities. Neither ITI nor any ITI Subsidiary has any liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential liabilities or obligations which are material to the business, operations or financial condition of ITI, other than those disclosed in the ITI Canadian Securities Reports, the consolidated financial statements of ITI for the fiscal year ended October 31, 1997 which have been provided by ITI to EduTrek, or incurred in the ordinary course of business since October 31, 1997.

         2.7 Information Supplied. None of the information supplied or to be supplied by ITI for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement and any amendment or supplement thereto is mailed to the shareholders of ITI and at the time of the ITI Shareholders Meeting (and, if filed, at the time the Registration Statement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         2.8 No Defaults; Permits. (a) Neither ITI nor any ITI Subsidiary is, or has received notice alleging that it is or would be with the passage of time, in default or violation of any term, condition or provision of (a) its charter documents or bylaws; (b) any law, rule, regulation, judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract,

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agreement, lease, license or other instrument to which ITI or any ITI
Subsidiary is a party or by which it or any of its properties or assets is bound or affected, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on ITI.

         (b) ITI and the ITI Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders, authorizations and approvals from governmental authorities that are material to the operation of the business of ITI and the ITI Subsidiaries (collectively, the "ITI Permits"). ITI and the ITI Subsidiaries are in compliance with the terms of the ITI Permits except where the failure to so comply would not have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in order for the ITI Permits to continue in full force and effect following the execution of this Agreement and the consummation of the Arrangement.

         2.9 Litigation; Investigations. There is no claim, action, suit or proceeding pending, or to the knowledge of ITI threatened against ITI or any of the ITI Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on ITI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ITI or any of the ITI Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending, or to the knowledge of ITI threatened, against ITI or any of the ITI Subsidiaries before any Governmental Entity.

         2.10 Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since October 31, 1997, there has not been:

                  (a) Any material adverse change in the financial condition, operations, assets, liabilities or business of ITI and the ITI Subsidiaries, taken as a whole;

                  (b) Any material damage, destruction, or loss to the business or properties of ITI and the ITI Subsidiaries, taken as a whole, whether or not covered by insurance;

                  (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of ITI, or any direct or indirect redemption, purchase or any other acquisition by ITI of any such stock;

                  (d) Any amendments or changes to ITI's articles of incorporation or by-laws or any change in the capital stock or in the number of shares or classes of ITI's authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of ITI Options outstanding as of October 31, 1997);

                  (e) Any material labour dispute or charge of unfair labour practice (other than routine individual grievances), any activity or proceeding by a labour union or, to the knowledge of ITI, by a representative thereof to organize any employees of ITI or any ITI Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labour union; or

                  (f) Any other event or condition known to ITI particularly pertaining to and adversely affecting the operations, assets or business of ITI or any of the ITI Subsidiaries (other

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         than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on ITI.

         2.11 Additional ITI Information. The ITI Disclosure Letter contains true, complete and correct lists of the following items with respect to ITI and each of the ITI Subsidiaries, and ITI has furnished or made available to EduTrek true, complete and correct copies of all documents referred to in such lists:

                  (a) Each parcel of real property leased, or subject to a lease commitment, with annual rental payments in excess of $50,000;

                  (b) All material insurance policies or bonds currently maintained, including those covering properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                  (c) All contracts which involve, or may involve, aggregate payments by any party thereto of $50,000 or more, which are to be performed in whole or in part after the Effective Time;

                  (d) All material bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements;

                  (e)      All material employment and consulting agreements;

                  (f) All material patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

                  (g) All material trade names and business names used or held, whether and where such names are registered and where used;

                  (h) All material long-term and short-term promissory notes, instalment contracts, loan agreements, credit agreements, operating and finance leases, and any other agreements relating thereto or with respect to collateral securing the same; and

                  (i) All material indebtedness, liabilities and commitments of third parties (other than ITI Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit, whether stand-by or documentary, issued by any third party.

         2.12 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, officer, employee or independent contractor of ITI or any of the ITI Subsidiaries under any ITI Employee Plan (as hereinafter defined) or otherwise, (b) materially increase any benefits otherwise payable under any ITI Employee Plan or otherwise or (c) result in the acceleration of the time of payment or vesting of any such benefits.

         2.13 Employee Benefit Plans. (a) The ITI Disclosure Letter lists all employee benefit plans, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements, and other similar fringe or employee benefit plans, programs or arrangements (including those sponsored by the United States or Canadian federal government or any state or provincial government) and any current or former employment or executive compensation or severance agreements, for the benefit of or relating to any employee of ITI or any of the ITI Subsidiaries or any trade or business (collectively, the "ITI Employee Plans"). A copy of each of the ITI Employee Plans has been made available to EduTrek.

         (b) (i) There has been no transaction or failure to act with respect to any ITI Employee Plan which could result in a material liability to ITI or any of the ITI Subsidiaries; (ii) all ITI Employee Plans are in compliance in all material respects with the requirements prescribed by any and all laws, regulations, rules and orders currently in effect with respect thereto, and ITI and each of the ITI Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation of any other party to, any of the ITI Employee Plans; and (iii) all contributions (including premiums) required to be made to any ITI Employee Plan, under the terms of the Employee Plan or by applicable law or contract, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each ITI Employee Plan for the current plan years, and there are no material unfunded liabilities under any ITI Employee Plan;

         (c) Each ITI Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, any such qualification, registration or approval;

         (d) There are no pending or threatened investigations, litigation or other enforcement actions or proceedings against ITI or any of the ITI Subsidiaries with respect to any ITI Employee Plan, and there are no actions, suits or claims pending or threatened by former or present employees of ITI or any of the ITI Subsidiaries, or their beneficiaries, with respect to the ITI Employee Plans or the assets of fiduciaries thereof (other than routine claims for benefits); and

         (e) Neither ITI nor any of the ITI Subsidiaries maintains any 401(k) or other type of pension plan subject to Section 401(a) of the Internal Revenue Code of 1986, as amended, in the United States.

         2.14 Labour Matters. There are no actions or proceedings pending or, to the knowledge of ITI, threatened, between ITI or any of the ITI Subsidiaries and any of their respective employees, which have or may have a Material Adverse Effect; (ii) neither ITI nor any of the ITI Subsidiaries is a party to any collective bargaining agreement or other labour union contract applicable to persons employed by ITI or any of the ITI Subsidiaries nor does ITI know of any activities or proceedings of any labour union to organize any such employees; and (iii) ITI has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to employees of ITI or any of the ITI Subsidiaries.

         2.15 Intellectual Property. ITI or the ITI Subsidiaries own or possess licenses to use all patents, trademarks and service marks, trade names, copyrights (including registrations and applications therefor) and written know-how, technology, computer software programs and applications, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "ITI Intellectual Property") that are either material to the business of ITI or any ITI Subsidiary or that are necessary for the use, license, sale or provision of any services or products, used, licensed, sold or provided by ITI and the ITI Subsidiaries. The ITI Intellectual Property is owned or licensed by ITI or the ITI Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the ITI Disclosure Letter. Except in the ordinary course of business, neither ITI nor any of the ITI Subsidiaries has granted to any other person any license to use any ITI Intellectual Property. Neither ITI nor any of the ITI Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by ITI and the ITI Subsidiaries of the ITI Intellectual Property.

         2.16 Title to Properties. None of ITI nor any of the ITI Subsidiaries owns any real property. ITI has good and marketable title to all its properties and assets, free and clear of any Encumbrance, except (a) Encumbrances reflected in the balance sheet of ITI as of October 31, 1997 provided by ITI to EduTrek, (b) liens for current taxes not yet due and payable and (c) such imperfections of title and Encumbrances, if any, as are not substantial in character, amount or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise have a Material Adverse Effect. All leases pursuant to which ITI or any ITI Subsidiary leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by ITI or any ITI Subsidiary and in respect of which ITI or an ITI Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of ITI and each of the ITI Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear.

         2.17 Environmental Matters. (a) There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of ITI, previously owned or leased by ITI or any of the ITI Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on ITI;

         (b) ITI's and the ITI Subsidiaries' operations and the use of their assets do not violate any requirement under applicable United States or Canadian or other national, federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice ("Applicable Environmental Laws") pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic), except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on ITI;

         (c) To the knowledge of ITI, none of the operations or assets of ITI or any ITI Subsidiary has ever been conducted or used by ITI or any ITI Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on ITI;

         (d) No written notice has been served on ITI or any ITI Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution or damages under any Applicable Environmental Laws or otherwise related to environmental matters or any pollutant, contaminant or hazardous or toxic material or waste, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on ITI; and

         (e) ITI does not know of any reason that would preclude it or EduTrek from renewing or obtaining a reissuance of any material permits, licenses or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of ITI's or the ITI Subsidiaries' assets for their current purposes and uses.

         2.18 Taxes. (a) Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on ITI, proper and accurate returns, reports and estimates with respect to federal, provincial, state and local income, capital, withholding, value added, sales, goods and services, use, franchise, gross revenue, turnover, excise, payroll, property, transfer, employment, customs duties and any and all other taxes, charges, levies, fees, imposts and other assessments or similar charges in the nature of taxes (all such amounts and any installments in respect thereof and any interest, fines and penalties in respect thereof being referred to as "Taxes") have been filed within the time required with appropriate governmental agencies, domestic and foreign, by ITI and each of the ITI Subsidiaries for each period for which any returns, reports, or estimates were due. All Taxes shown by such returns to be payable and any other Taxes due and payable have been paid other than those being contested in good faith by ITI or an ITI Subsidiary. The tax provision reflected in ITI's financial statements is adequate, in accordance with Canadian generally accepted accounting principles, to cover liabilities of ITI and the ITI Subsidiaries for all Taxes of any character whatsoever applicable to ITI and the ITI Subsidiaries or their assets or businesses. No waiver of any statute of limitations or any agreement extending the period for assessment, reassessment or collection of any Taxes executed by ITI or an ITI Subsidiary with respect to any Tax is in effect for any period. ITI has not received any notice of reassessment from Revenue Canada or any other taxing authority or agency and none of such taxing authorities or agencies has asserted or, to the best of ITI's knowledge, is threatening to assert against ITI or any of the ITI Subsidiaries any deficiency or claim for additional Taxes and there are no requests for information outstanding that could affect the Taxes of ITI or any of the ITI Subsidiaries. None of ITI or any of the ITI Subsidiaries is currently being audited by any taxing authority or agency. There are no liens for Taxes on any assets of ITI or the ITI Subsidiaries except for Taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on ITI;

         (b) ITI and each of the ITI Subsidiaries have withheld all amounts from each payment made to any of their respective past or present employees, officers or directors and from each payment made to any non-resident person within the meaning of the Income Tax Act (Canada) the amount of all Taxes and other material deductions required to be withheld therefrom and have paid the same to the proper tax or other receiving authorities within the time required under any applicable legislation;

         (c) ITI and each ITI Subsidiary has remitted to the appropriate tax authority when required by law to do so all amounts collected by it on account of all Goods and Services Tax, Harmonized Sales Tax and retail sales tax;

         (d) Neither ITI nor any ITI Subsidiary will at any time be deemed to have a capital gain pursuant to subsection 80.03(2) of the Income Tax Act (Canada) as a result of any transaction or event taking place in any taxation year ending on or before the Effective Date;

         (e) Neither ITI nor any ITI Subsidiary has entered into an agreement contemplated in Section 80.04 of the Income Tax Act (Canada) or any equivalent provincial provision; and

         (f) Neither ITI nor any ITI Subsidiary has acquired an asset from a person with whom it did not deal at arm's length for the purposes of the Income Tax Act (Canada) or for purposes of any relevant provincial income tax legislation for consideration greater than the fair market value of such asset at the time of its acquisition by ITI or an ITI Subsidiary, nor disposed of an asset to such a person for consideration less than its fair market value at the time of its disposition by ITI or an ITI Subsidiary.

         2.19 Vote Required. Subject to the approval of the Court in accordance with the CBCA, at the ITI Shareholders Meeting the affirmative vote of two-thirds of the votes actually cast by all ITI shareholders present is required to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby. For these purposes, each ITI Common Share carries one vote.

         2.20 Brokers and Finders. None of ITI or any of the ITI Subsidiaries nor any of their respective directors, officers, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

         2.21 Disclosure. No representation or warranty made by ITI in this Agreement or the ITI Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and finished to EduTrek by ITI or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements contained herein or therein not misleading in light or the circumstances under which they were made.

         2.22 Fairness Opinion. ITI's board of directors has received a preliminary view from Nesbitt Burns Inc. that the Arrangement is fair to ITI's shareholders from a financial point of view (the "ITI Fairness Opinion").

         2.23 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or court decree binding upon ITI or any ITI Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of ITI or any ITI Subsidiary, any acquisition of property by ITI or any ITI Subsidiary or the conduct of any business by ITI or any ITI Subsidiary.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF EDUTREK

         Except as set forth in a letter dated the date of this Agreement and delivered by EduTrek to ITI concurrently herewith (the "EduTrek Disclosure Letter"), EduTrek hereby represents and warrants to ITI that:

         3.1 Organization and Standing. EduTrek and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by EduTrek (the "EduTrek Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on EduTrek. The EduTrek Disclosure Letter sets forth a complete list of the EduTrek Subsidiaries, their respective jurisdictions of incorporation or organization the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by EduTrek or another EduTrek Subsidiary (and a description of any Encumbrance on such stock or other ownership interest) and a complete list of each jurisdiction in which each of EduTrek and the EduTrek Subsidiaries is duly qualified or licensed and in good standing to do business.

         3.2 Agreement Authorized and its Effect on Other Obligations. (a) EduTrek has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of EduTrek's shareholders as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by EduTrek and, subject to approval of EduTrek's shareholders as provided in this Agreement, the consummation by EduTrek of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of EduTrek. The board of directors of EduTrek has determined that it is advisable and in the best interest of EduTrek's shareholders for EduTrek to enter into a business combination with ITI upon the terms and subject to the conditions of this Agreement. This Agreement has been duly executed and delivered by EduTrek and is the valid and binding obligation of EduTrek enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, and that the consummation of the Arrangement is subject to approval of EduTrek's shareholders as provided in this Agreement.

         (b) None of the execution, delivery or performance of this Agreement or the Arrangement by EduTrek, nor the consummation of the transactions contemplated hereby or thereby by EduTrek nor compliance with the provisions hereof or thereof by EduTrek will: (i) conflict with, or result in any violations of, the Certificate of Incorporation or bylaws of EduTrek or any equivalent document of any of the EduTrek Subsidiaries, (ii) conflict with or result in any violation of any law, rule, regulation, ordinance, order, judgment or decree applicable to EduTrek or any of the EduTrek Subsidiaries or by which its or any of their respective properties or assets are bound or affected or
(iii) require any third party consent under, result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of EduTrek or any of the EduTrek Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, license, permit or other instrument or obligation to which EduTrek or any of the EduTrek Subsidiaries is a party or by which EduTrek or any of the EduTrek Subsidiaries or their respective properties or assets is bound or affected, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on EduTrek.

         3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by EduTrek or any of the EduTrek Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except as set forth in the EduTrek Disclosure Letter and except for: (i) the mailing to shareholders of EduTrek of the Joint Proxy Statement relating to the EduTrek Shareholders Meeting, (ii) the furnishing to the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby and obtaining the consent of the SEC with respect thereto; (iii) such filings, authorizations, orders and approvals as may be required under any other applicable federal, provincial or state securities laws and the rules of the Nasdaq National Market (the "Nasdaq"); (iv) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (v) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent or delay EduTrek from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on EduTrek.

         3.4 Capitalization. (a) The authorized capital stock of EduTrek consists of 40,000,000 shares of Class A Common Stock, without par value ("EduTrek Common Stock"), 10,000,000 shares of Class B Common Stock, without par value ("EduTrek Class B Stock") and 5,000,000 shares of preferred stock, without par value ("EduTrek Preferred Stock"). As of December 5, 1997, 4,277,041 shares of EduTrek Common Stock were issued and outstanding and 6,335,000 shares of EduTrek Class B Stock were issued and outstanding and no shares of EduTrek Common Stock or Class B Stock were held by EduTrek in its treasury. As of December 5, 1997, 547,659 shares of EduTrek Common Stock were reserved for issuance upon the exercise of stock options then outstanding under EduTrek's stock option plans, 829,388 shares of EduTrek Common Stock were reserved for issuance of options under EduTrek's stock option plans. No shares of EduTrek Preferred Stock are issued or outstanding. All of the issued and outstanding shares of EduTrek Common Stock and Class B Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon EduTrek and were issued in compliance with all applicable charter documents of EduTrek and all applicable federal, state and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the EduTrek Common Stock or Class B Stock or any other capital stock of EduTrek.

         (b) All of the issued and outstanding shares of capital stock of the EduTrek Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon any EduTrek Subsidiary and were issued in compliance with all applicable charter documents of the relevant EduTrek Subsidiary and all applicable federal, state and foreign securities laws, rules and regulations. All shares in the capital stock of the EduTrek Subsidiaries are owned by EduTrek free and clear of all Encumbrances and without any limitations on EduTrek's voting rights.

         (c) There are no obligations, contingent or otherwise, of EduTrek or any of the EduTrek Subsidiaries to repurchase, redeem or otherwise acquire any shares in the capital stock of EduTrek or any of the EduTrek Subsidiaries or to provide funds to or make any investment in any of the EduTrek Subsidiaries or any other entity other than as contemplated hereunder.

         (d) Except as disclosed herein or in the EduTrek Disclosure Letter, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights

(contingent or otherwise) of any character to purchase or otherwise acquire from EduTrek any shares of, or any securities convertible into, the capital stock of EduTrek.

         3.5 Securities Reports and Financial Statements. (a) EduTrek has filed all forms, reports and documents required to be filed by it by the SEC or pursuant to applicable United States securities statutes, regulations, policies and rules (collectively, the "EduTrek Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the EduTrek Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of EduTrek contained in the EduTrek Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of EduTrek and its consolidated EduTrek Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. EduTrek has provided to ITI all of the EduTrek Securities Reports.

         (b) There has been no change in EduTrek's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

         (c) The books, records and accounts of EduTrek and the EduTrek Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of EduTrek and the EduTrek Subsidiaries and (iii) accurately and fairly reflect in all material respects the basis for the EduTrek financial statements. EduTrek has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (iv) transactions are executed in accordance with management's general or specific authorization; and (v) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         3.6 Liabilities. Neither EduTrek nor any EduTrek Subsidiary has any liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential liabilities or obligations which are material to the business operations or financial condition of EduTrek other than those disclosed in the EduTrek Securities Reports or incurred in the ordinary course of business since May 31, 1997.

         3.7 Information Supplied. None of the information supplied or to be supplied by EduTrek for inclusion in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement and any amendment or supplement thereto is mailed to the shareholders of EduTrek and at the time of the EduTrek Shareholders Meeting (and, if filed, at the time the Registration Statement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.8 No Defaults; Permits. (a) Neither EduTrek nor any EduTrek Subsidiary is, or has received notice alleging that it is or would be with the passage of time, in default or violation of any term, condition or provision of
(a) its charter documents or bylaws; (b) any law, rule, regulation, judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which EduTrek or any EduTrek Subsidiary is a party or by which it or any of its properties or assets is bound or affected, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on EduTrek.

         (b) EduTrek and the EduTrek Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders, authorizations and approvals from governmental authorities that are material to the operation of the business of EduTrek and the EduTrek Subsidiaries (collectively, the "EduTrek Permits"). EduTrek and the EduTrek Subsidiaries are in compliance with the terms of the EduTrek Permits except where the failure to so comply would not have a Material Adverse Effect.

         3.9 Litigation; Investigations. There is no claim, action, suit or proceeding pending, or to the knowledge of EduTrek threatened against EduTrek or any of the EduTrek Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on EduTrek, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EduTrek or any of the EduTrek Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending, or to the knowledge of EduTrek threatened, against EduTrek or any of the EduTrek Subsidiaries before any Governmental Entity.

         3.10 Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since May 31, 1997, there has not been:

         (a) Any material adverse change in the financial condition, operations, assets, liabilities or business of EduTrek and the EduTrek Subsidiaries, taken as a whole;

         (b) Any material damage, destruction, or loss to the business or properties of EduTrek and the EduTrek Subsidiaries, taken as a whole, whether or not covered by insurance;

         (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of EduTrek, or any direct or indirect redemption, purchase or any other acquisition by EduTrek of any such stock;

         (d) Any amendments or changes to EduTrek's Certificate of Incorporation or by-laws or any change in the capital stock or in the number of shares or classes of EduTrek's authorized or outstanding capital stock as described in Section 3.4 (other than as a result of exercises of options to purchase EduTrek Common Stock outstanding as of May 31, 1997);

         (e) Any material labour dispute or charge of unfair labour practice (other than routine individual grievances), any activity or proceeding by a labour union or, to the knowledge of EduTrek, by any representative thereof to organize any employees of EduTrek or any EduTrek Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labour union; or

         (f) Any other event or condition known to EduTrek particularly pertaining to and adversely affecting the operations, assets or business of EduTrek or any of the EduTrek Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on EduTrek.

         3.11 Additional EduTrek Information. The EduTrek Disclosure Letter contains true, complete and correct lists of the following items with respect to EduTrek and each of the EduTrek Subsidiaries, and EduTrek has furnished or made available to ITI true, complete and correct copies of all documents referred to in such lists:

         (a) Each parcel of real property leased, or subject to a lease commitment, with annual rental payments in excess of $50,000;

         (b) All material insurance policies or bonds currently maintained, including those covering properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

         (c) All contracts which involve, or may involve, aggregate payments by any party thereto of $50,000 or more, which are to be performed in whole or in part after the Effective Time;

         (d) All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements;

         (e) Any collective bargaining agreements with any labour union or other representative of employees, including all amendments and supplements, and all employment and consulting agreements;

         (f) All material patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

         (g) All material trade names and business names used or held, whether and where such names are registered and where used;

         (h) All material long-term and short-term promissory notes, instalment contracts, loan agreements, credit agreements, operating and finance leases, and any other agreements relating thereto or with respect to collateral securing the same; and

         (i) All material indebtedness, liabilities and commitments of third parties (other than EduTrek Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit, whether stand-by or documentary, issued by any third party.

         3.12 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, officer, employee or independent contractor of EduTrek or any of the EduTrek Subsidiaries under any EduTrek Employee Plan (as hereinafter defined) or otherwise, (b) materially increase any benefits otherwise payable under any EduTrek Employee Plan or otherwise or (c) result in the acceleration of the time of payment or vesting of any such benefits.

         3.13 Employee Benefit Plans. (a) The EduTrek Disclosure Letter lists all employee benefit plans, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements, and other similar fringe or employee benefit plans, programs or arrangements (including those sponsored by the United States or Canadian federal government or any state or provincial government) and any current or former employment or executive compensation or severance agreements, for the benefit of or relating to any employee of EduTrek or any of the EduTrek Subsidiaries or any trade or business (collectively, the "EduTrek Employee Plans"). A copy of each of the EduTrek Employee Plans has been made available to ITI.

         (b) (i) There has been no transaction or failure to act with respect to any EduTrek Employee Plan which could result in a material liability to EduTrek or any of the EduTrek Subsidiaries; (ii) all EduTrek Employee Plans are in compliance in all material respects with the requirements prescribed by any and all laws, regulations, rules and orders currently in effect with respect thereto, and EduTrek and each of the EduTrek Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation of any other party to, any of the EduTrek Employee Plans; and (iii) all contributions (including premiums) required to be made to any EduTrek Employee Plan, under the terms of the Employee Plan or by applicable law or contract, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each EduTrek Employee Plan for the current plan years, and there are no material unfunded liabilities under any EduTrek Employee Plan;

         (c) Each EduTrek Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, any such qualification, registration or approval; and

         (d) There are no pending or threatened investigations, litigation or other enforcement actions or proceedings against EduTrek or any of the EduTrek Subsidiaries with respect to any EduTrek Employee Plan, and there are no actions, suits or claims pending or threatened by former or present employees of EduTrek or any of the EduTrek Subsidiaries, or their beneficiaries, with respect to the EduTrek Employee Plans or the assets of fiduciaries thereof (other than routine claims for benefits).

         3.14 Labour Matters. There are no actions or proceedings pending or, to the knowledge of EduTrek, threatened, between EduTrek or any of the EduTrek Subsidiaries and any of their respective employees, which have or may have a Material Adverse Effect; (ii) neither EduTrek nor any of the EduTrek Subsidiaries is a party to any collective bargaining agreement or other labour union contract applicable to persons employed by EduTrek or any of the EduTrek Subsidiaries nor does EduTrek know of any activities or proceedings of any labour union to organize any such employees; and (iii) EduTrek has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to employees of EduTrek or any of the EduTrek Subsidiaries.

         3.15 Intellectual Property. EduTrek or the EduTrek Subsidiaries own or possess licenses to use all patents, trademarks and service marks, trade names, copyrights (including registrations and applications therefor) and written know-how, technology, computer software programs and applications, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "EduTrek Intellectual Property") that are either material to the business of EduTrek or any EduTrek Subsidiary or that are necessary for the use, license, sale or provision of any services or products used, licensed, sold or provided by EduTrek and the EduTrek Subsidiaries. The EduTrek Intellectual Property is owned or licensed by EduTrek or the EduTrek Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the EduTrek Disclosure Letter. Except in the ordinary course of business, neither EduTrek nor any of the EduTrek Subsidiaries has granted to any other person any license to use any EduTrek Intellectual Property. Neither EduTrek nor any of the EduTrek Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by EduTrek and the EduTrek Subsidiaries of the EduTrek Intellectual Property.

         3.16 Title to Properties. None of EduTrek nor any of the EduTrek Subsidiaries owns any real property. EduTrek has good and marketable title to all its properties and assets, free and clear of any Encumbrance, except (a) Encumbrances reflected in the balance sheet of EduTrek as of May 31, 1997, (b) liens for current Taxes not yet due and payable and (c) such imperfections of title and Encumbrances, if any, as are not substantial in character, amount or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise have a Material Adverse Effect. All leases pursuant to which EduTrek or any EduTrek Subsidiary leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective: and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by EduTrek or any EduTrek Subsidiary and in respect of which EduTrek or a EduTrek Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of EduTrek and each of the EduTrek Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear.

         3.17 Environmental Matters. (a) There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of EduTrek, previously owned or leased by EduTrek or any of the EduTrek Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on EduTrek;

         (b) EduTrek's and the EduTrek Subsidiaries' operations and the use of their assets do not violate any requirement under Applicable Environmental Laws pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic), except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on EduTrek;

         (c) To the knowledge of EduTrek, none of the operations or assets of EduTrek or any EduTrek Subsidiary has ever been conducted or used by EduTrek or any EduTrek Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on EduTrek;

         (d) No written notice has been served on EduTrek or any EduTrek Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution or damages under any Applicable Environmental Laws or otherwise related to any environmental matters or any pollutant, contaminant or hazardous or toxic material or waste, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on EduTrek; and

         (e) EduTrek does not know of any reason that would preclude it from renewing or obtaining a reissuance of any material permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of EduTrek's or the EduTrek Subsidiaries' assets for their current purposes and uses.

         3.18 Taxes. Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on EduTrek, proper and accurate returns, reports and estimates with respect to federal, provincial, state and local Taxes have been filed with appropriate governmental agencies, domestic and foreign, by EduTrek and each of the EduTrek Subsidiaries for each period for which any returns, reports, or estimates were due within the time required. All Taxes shown by such returns to be payable and any other Taxes due and payable have been paid other than those being contested in good faith by EduTrek or an EduTrek Subsidiary. The tax provision reflected in EduTrek's financial statements is adequate, in accordance with United States generally accepted accounting principles, to cover liabilities of EduTrek and the EduTrek Subsidiaries for all Taxes of any character whatsoever applicable to EduTrek and the EduTrek Subsidiaries or their assets or businesses. No waiver of any statute of limitations or any agreement extending the period for assessment, reassessment or collection of any Taxes executed by EduTrek or an EduTrek Subsidiary with respect to any Tax is in effect for any period. EduTrek has not received any notice of reassessment from the Internal Revenue Service or any other taxing authority or agency and none of such taxing authorities or agencies has asserted or, to the best of EduTrek's knowledge, is threatening to assert against EduTrek or any of the EduTrek Subsidiaries any deficiency or claim for additional Taxes and there are no requests for information outstanding that could affect the Taxes of EduTrek or any of the EduTrek Subsidiaries. None of EduTrek or any of the EduTrek Subsidiaries is currently being audited by any taxing authority or agency. There are no liens for Taxes on any assets of EduTrek or the EduTrek Subsidiaries except for Taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on EduTrek.

         3.19 Vote Required. At a shareholders meeting at which a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of EduTrek Common Stock and EduTrek Class B Stock, voting together, cast at the meeting is required to approve the issuance of the shares of EduTrek Common Stock pursuant to this Agreement upon exchange of the Exchangeable Shares.

         3.20 Pooling Matters. Neither EduTrek nor any of its affiliates has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by ITI or any of its affiliates, would prevent EduTrek from accounting for the business combination to be effected by the Arrangement as a pooling of interests.

         3.21 Brokers and Finders. Other than Salomon Smith Barney Inc. and The Robinson Humphrey Company, Inc., none of EduTrek or any of the EduTrek Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

         3.22 Disclosure. No representation or warranty made by EduTrek in this Agreement or the EduTrek Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished to ITI by EduTrek or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as the case may be) to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         3.23 Fairness Opinion and Pooling Opinion. EduTrek's board of directors has (a) been advised by The Robinson-Humphrey Company, Inc., based on its preliminary investigation, that the Exchange Ratio is fair to EduTrek from a financial point of view (the "EduTrek Fairness Opinion") and (b) been advised by Deloitte & Touche LLP, based on its preliminary investigation, that in accordance with United States generally accepted accounting principles and applicable rules and regulations of the SEC, EduTrek should be a poolable entity and the Arrangement should be treated as a "pooling of interests" for accounting purposes. However, further investigation will be required by Deloitte & Touche LLP before issuance of an opinion pursuant to Section 5.3(i) stating that the Arrangement will be treated as a "pooling of interests" for accounting purposes (the "EduTrek Pooling Opinion").

         3.24 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or court decree binding upon EduTrek or any EduTrek Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of EduTrek or any EduTrek Subsidiary, any acquisition of property by EduTrek or any EduTrek Subsidiary or the conduct of any business by EduTrek or any EduTrek Subsidiary.


                                   ARTICLE IV

                  CONDUCT OF BUSINESS PENDING THE ARRANGEMENT

         4.1 Conduct of Business by ITI. ITI agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by EduTrek or as set forth in the ITI Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the ITI Subsidiaries to:

         (a) Other than as contemplated by this Agreement, operate its business and incur liabilities (including any liability with respect to Taxes) only in the usual and ordinary course and in a manner consistent with past practice so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, employees and consultants, and preserve its relationships with customers, suppliers and others having business dealings with it;

         (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

         (c) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

         (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

         (e) Not (i) enter into any contracts of employment which (A) cannot be terminated on notice of 90 days or less or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law or (ii) establish, adopt or amend any employee benefit plan or stock option plan, except for the ratification by shareholders of ITI of the ITI stock option plan amendment approved by the board of directors on October 27, 1997, a copy of which has been provided to EduTrek, and except as may be required for compliance with this Agreement or applicable law;

         (f) Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, or (iii) trade payables incurred in the ordinary course of business, other than in the ordinary course of business consistent with past practice with respect to borrowings which, individually or in the aggregate, are not material to ITI and the ITI Subsidiaries taken as a whole;

         (g) Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $500,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair or construction of new facilities and purchase of new equipment in the ordinary course of business or (ii) as may be required by law;

         (h) Not sell, dispose of or encumber any property or assets, except (i) in the ordinary course of business or (ii) as may be reasonably required in connection with borrowings;

         (i) Not pay, discharge or satisfy any material claims, liabilities or obligations, other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in ITI's financial statements or incurred in the ordinary course of business and consistent with past practice;

         (j) Not modify, amend or terminate any contracts, waive, release, relinquish or assign any contract or any other rights or claims or cancel or forgive any indebtedness owed to it, other than in the ordinary course of business consistent with past practice with respect to contracts where such modifications, amendments, terminations or other actions are not material to ITI and the ITI Subsidiaries taken as a whole;

         (k) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

         (l) Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business, other than as contemplated hereunder;

         (m) Not issue or sell (except upon the exercise of outstanding options or warrants), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide, split, consolidate or in any way reclassify any shares of its capital stock, or redeem, repurchase or acquire, or agree to redeem, repurchase or otherwise acquire, any shares of its capital stock, other than as contemplated hereunder;

         (n) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

         (o) Use its reasonable best efforts to cause, with the cooperation and assistance of EduTrek, the Exchangeable Shares to be listed on a mutually acceptable Canadian stock exchange;

         (p) Deliver to EduTrek, within 75 days after the end of ITI's fiscal year ended October 31, 1997, audited consolidated balance sheets and related audited statements of income, retained earnings and cash flows as of the end of such fiscal year and as of the end of the previous fiscal year, and, within 45 days after the end of each fiscal quarter of ITI beginning January 31, 1997, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of ITI, and as of the corresponding fiscal quarter of the previous fiscal year. ITI hereby represents and warrants that such consolidated financial statements shall (i) be complete in all material respects except, in the case of unaudited financial statements, for the omission of notes and schedules contained in audited financial statements, (ii) present fairly in all material respects the financial condition of ITI as at the dates indicated and the results of operations for the respective periods indicated,
(iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and
(iv) shall contain all adjustments which ITI considers necessary for a fair presentation of its results for each respective fiscal period; and

         (q) Not take, or agree in writing or otherwise to take, any action that would make any of the representations and warranties of ITI herein untrue or incorrect in any material respect or prevent ITI from performing or cause
ITI not to perform its obligations hereunder or result in any of the conditions to the Arrangement set forth herein not being satisfied.

         4.2      Non-Solicit.

         (a) As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by EduTrek) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of, or any material equity interest in, ITI or any of the ITI Subsidiaries pursuant to a merger, amalgamation, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, take-over bid, tender offer or exchange offer or similar transaction involving ITI or any of the ITI Subsidiaries including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership or any material portion of the assets of, or any material portion of the equity interest in, ITI or any of the ITI Subsidiaries (other than the transactions contemplated by this Agreement).

         (b) Without the prior written consent of EduTrek, from and after the date hereof, ITI and the ITI Subsidiaries will not, and will not authorize or permit any of their officers, directors, employees, financial advisors, representatives and agents ("Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that nothing contained in this Section 4.2(b) or any other provision hereof shall prevent the board of directors of ITI, at any time prior to the time ITI's shareholders shall have voted to approve the Plan of Arrangement and the other transactions contemplated thereby and subject to compliance with this Section 4.2, from considering, negotiating, approving and recommending to the shareholders of ITI an unsolicited bona fide written Acquisition Proposal which the board of directors of ITI determines in good faith (after consultation with its financial advisors and after considering applicable law and receiving advice of outside counsel to the effect that the board of directors is required to do so in order to discharge properly its fiduciary duties) would, if consummated in accordance with its terms, result in a transaction more favourable to ITI's shareholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

         (c) ITI shall immediately notify EduTrek after receipt of any Acquisition Proposal or any request for nonpublic information relating to ITI or any of the ITI Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of ITI or any of the ITI Subsidiaries by any person or entity that informs the board of directors of ITI or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to EduTrek shall be made both orally and in writing and shall indicate in reasonable detail the terms and conditions of such proposal, inquiry or contact. ITI shall keep EduTrek informed of the status and details of any such proposal, inquiry or contact and answer EduTrek's questions with respect thereto, and shall give EduTrek five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such proposal, inquiry or contact.

         (d) If the board of directors of ITI receives a request for material nonpublic information by a party who makes an unsolicited bona fide Acquisition Proposal and the board of directors determines that such proposal is a Superior Proposal in accordance with Section 4.2(b), then, and only in such case, ITI may provide such party with access to information regarding ITI.

         (e) ITI shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties (other than EduTrek) conducted heretofore by ITI, any ITI Subsidiary or their Representatives with respect to an Acquisition Proposal.

         4.3 Conduct of Business by EduTrek. EduTrek agrees that, except as expressly contemplated by this Agreement or otherwise agreed to in writing by ITI or as set forth in the EduTrek Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the EduTrek Subsidiaries to:

         (a) Other than as contemplated by this Agreement, operate its business and incur liabilities (including any liability with respect to Taxes) only in the usual and ordinary course and in a manner consistent with past practice so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, employees and consultants, and preserve its relationships with customers, suppliers and others having business dealings with it;

         (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

         (c) Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

         (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

         (e) Not sell, dispose of or encumber any property or assets, except (i) in the ordinary course of business or (ii) as may be reasonably required in connection with borrowings;

         (f) Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business, other than as contemplated hereunder;

         (g) Not issue or sell (except upon the exercise of outstanding options or warrants), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide, split, consolidate or in any way reclassify any shares of its capital stock, or redeem, repurchase or acquire, or agree to redeem, repurchase or otherwise acquire, any shares of its capital stock, other than as contemplated hereunder;

         (h) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

         (i) Use its reasonable best efforts to cause (i) the shares of EduTrek Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares to be quoted upon the Closing on Nasdaq and (ii) with the cooperation and assistance of ITI, the Exchangeable Shares to be listed on a mutually acceptable Canadian stock exchange; and

         (j) Not take, or agree in writing or otherwise to take, any action that would make any of the representations and warranties of EduTrek herein untrue or incorrect in any material respect or prevent EduTrek from performing or cause EduTrek not to perform its obligations hereunder or result in any of the conditions to the Arrangement set forth herein not being satisfied.

         4.4 Public Announcements. Neither EduTrek nor ITI, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby without the prior consent of the other party, which shall not be unreasonably withheld, except as may be required by law or by any listing agreement with a stock exchange or Nasdaq; provided, however, that the party so required by law or any listing agreement shall use all reasonable efforts to consult the other party as to the timing and content of any such publication, release or announcement.

         4.5 Comfort Letters. (a) ITI shall use its reasonable best efforts to cause to be delivered to EduTrek a letter (the "ITI Comfort Letter") of Doane, Raymond addressed to EduTrek and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company's respective shareholders, and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to EduTrek and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and, if required, the Registration Statement.

         (b) EduTrek shall use its reasonable best efforts to cause to be delivered to ITI a letter (the "EduTrek Comfort Letter") of Deloitte & Touche LLP addressed to ITI and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company's respective shareholders, and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to ITI and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and, if required, the Registration Statement.


                                   ARTICLE V

                      CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1 Conditions Precedent to Obligations of Each Party. The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver before the Effective Date of the following conditions:

         (a) Shareholder Approval and Dissenting Shareholders. This Agreement, the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the ITI shareholders in accordance with applicable law and ITI's articles of incorporation and bylaws, and the sum of
(i) the number of ITI Common Shares held by ITI shareholders who have notified ITI prior to the Effective Time of their intention to exercise their rights of dissent under Section 190 of the CBCA times the Exchange Ratio, (ii) the number of ITI Common Shares repurchased or redeemed or otherwise acquired by ITI or any of the ITI Subsidiaries during the two years immediately preceding the Effective Time times the Exchange Ratio, (iii) the number of shares of EduTrek Common Stock repurchased or redeemed or otherwise acquired by EduTrek or any of the EduTrek Subsidiaries during the two years immediately preceding the Effective Time (to the best of EduTrek's knowledge, there being none), and (iv) the number of fractional Exchangeable Shares for which holders of ITI Common Shares receive cash pursuant to Section 4.3 of the Plan of Arrangement shall not exceed 9.9% of the number of issued and outstanding Exchangeable Shares at the Effective Time;

         (b) No Legal Action. No preliminary or permanent injunction or other order or judgment shall have been entered and remain in effect in any action or proceeding before any Governmental Entity that would prevent or make illegal the consummation of the Arrangement nor shall any proceeding brought by or before any Governmental Entity seeking any such injunction or order or judgment be pending;

         (c) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance reasonably satisfactory to EduTrek and ITI and reflecting the terms hereof;

         (d) Commissions, etc. All necessary orders, consents or rulings shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement, including orders, consents or rulings of the Commissions to permit the exchange of ITI Common Shares for Exchangeable Shares, the issuance and delivery of shares of EduTrek Common Stock by EduTrek to holders of Exchangeable Shares upon the exchange of Exchangeable Shares after the Effective Date or in order that such Exchangeable Shares or shares of EduTrek Common Stock may be freely traded thereafter pursuant to applicable securities laws (other than any restrictions on transfer by reason of a holder being a "control person" of ITI or EduTrek for purposes of Canadian federal or provincial securities law or an "affiliate" of ITI or EduTrek for purposes of United States federal or state securities law). The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties;

         (e) SEC Matters. The Registration Statement shall have been declared effective under the Securities Act on or before the mailing to shareholders entitled to vote of EduTrek and ITI of the Joint Proxy Statement and, if a shelf Registration Statement is required by the SEC, the shelf Registration Statement shall have been declared effective under the Securities Act on or before the Effective Date, and in both cases at their effective dates and on the Closing Date the Registration Statements shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions; and

         (f) Listings. The EduTrek Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares shall have been approved for quotation on Nasdaq, subject only to notice of issuance, and the Exchangeable Shares shall have been conditionally approved for listing on a Canadian stock exchange mutually acceptable to ITI and EduTrek.

         5.2 Conditions Precedent to Obligations of ITI. The obligations of ITI to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of EduTrek contained in this Agreement shall be true and correct on the date hereof and on the Effective Date, except for (i) representations and warranties which speak as of a particular date which shall remain true and correct on and as of such date and (ii) where the failure or failures of such representations and warranties to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on EduTrek or a material adverse effect on the shareholders of ITI, with the same force and effect as if made on and as of the Effective Date;

         (b) Covenants. EduTrek shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by EduTrek on or before the Effective Date;

         (c) Certificate. EduTrek shall have delivered to ITI a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.2(a) and
(b);

         (d) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by EduTrek for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and made by EduTrek;

         (e) Due Diligence. As a result of its due diligence investigation of EduTrek and the EduTrek Subsidiaries referred to in Section 7.3, ITI shall not have discovered any fact, event or circumstance which, acting as a reasonable and prudent business person, has caused it to notify EduTrek in writing on or before January 15, 1998 that it does not want to go forward and consummate the transactions contemplated by this Agreement;

         (f) Material Adverse Change. Since the date of this Agreement there shall have been no change, event, occurrence or circumstance in the business, results of operations or financial condition of EduTrek or any EduTrek Subsidiary having or reasonably likely to have a Material Adverse Effect;

         (g) Opinion of EduTrek Counsel. ITI shall have received opinions, dated as of the Effective Date, from Smith, Gambrell & Russell, LLP, United States counsel for EduTrek, and from Blake, Cassels & Graydon, Canadian counsel for EduTrek, each in form and substance reasonably satisfactory to ITI;

         (h) Tax Opinion. ITI shall have received an opinion in form and substance reasonably satisfactory to ITI of Stewart McKelvey Stirling Scales, Canadian counsel for ITI, to the effect that the Arrangement will be generally treated for Canadian federal income tax purposes as a reorganization of capital for those ITI shareholders who hold their ITI Common Shares as capital property for purposes of the ITA;

         (i) Fairness Opinion. The ITI Fairness Opinion shall have been prepared by Nesbitt Burns Inc. in written form, effective as of the date of this Agreement and delivered to ITI's board of directors prior to the date the Joint Proxy Statement was first mailed to shareholders of ITI and EduTrek and shall not have subsequently been withdrawn;

         (j) Comfort Letter. ITI shall have received the EduTrek Comfort Letter and an additional letter from Deloitte & Touche LLP, dated the Effective Date, in form and substance reasonably satisfactory to ITI, stating that nothing has come to their attention, as of a date no earlier than five days prior to the Effective Date, which would require any change in the EduTrek Comfort Letter if it were required to be dated and delivered on the Effective Date;

         (k) Affiliates Agreements. EduTrek shall have furnished copies to ITI of the EduTrek affiliates agreements referred to Section 7.12(b); and

         (l) Certificates and Resolutions. ITI shall have received such other certificates and resolutions of EduTrek as may be reasonably required in connection with the consummation of this Agreement.

         5.3 Conditions Precedent to Obligations of EduTrek. The obligations of EduTrek to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of ITI contained in this Agreement shall be true and correct on the date hereof and on the Effective Date, except for (i) representations and warranties which speak as of a particular date which shall remain true and correct on and as of such date and (ii) where the failure or failures of such representations and warranties to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on ITI or a material adverse effect on the shareholders of EduTrek, with the same force and effect as if made on and as of the Effective Date;

         (b) Covenants. ITI shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by ITI on or before the Effective Date;

         (c) Certificate. ITI shall have delivered to EduTrek a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.3 (a) and
(b);

         (d) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by ITI for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by ITI;

         (e) Due Diligence. As a result of its due diligence investigation of ITI and the ITI Subsidiaries referred to in Section 7.2, EduTrek shall not have discovered any fact, event or circumstance which, acting as a reasonable and prudent business person, has caused it to notify ITI in writing on or before January 15, 1998 that it does not want to go forward and consummate the transactions contemplated by this Agreement;

         (f) Material Adverse Change. Since the date of this Agreement there shall have been no change, event, occurrence or circumstance in the business, results of operations or financial condition of ITI or any ITI Subsidiary having or reasonably likely to have a Material Adverse Effect;

         (g) Opinion of ITI Counsel. EduTrek shall have received opinions, dated as of the Effective Date, from Nelson Mullins Riley & Scarborough, LLP, United States counsel for ITI, and from Stewart McKelvey Stirling Scales, Canadian counsel for ITI, each in form and substance reasonably satisfactory to EduTrek;

         (h) Fairness Opinion. The EduTrek Fairness Opinion shall have been prepared by The Robinson-Humphrey Company, Inc. in written form, effective as of the date of this Agreement and delivered to EduTrek's board of directors prior to the date the Joint Proxy Statement was first mailed to shareholders of ITI and EduTrek and shall not have subsequently been withdrawn;

         (i) Pooling Matters. EduTrek's board of directors shall have received the EduTrek Pooling Opinion from Deloitte & Touche LLP as of the date the Joint Proxy Statement was first mailed to shareholders of EduTrek and a confirmation of such opinion on the Effective Date. In addition, no event shall have occurred which would establish with reasonable certainty that the Arrangement would not be treated as a "pooling of interests" for accounting purposes;

         (j) Comfort Letter. EduTrek shall have received the ITI Comfort Letter and an additional letter from Doane, Raymond, dated the Effective Date, in form and substance reasonably satisfactory to EduTrek, stating that nothing has come to their attention, as of a date no earlier than five days prior to the Effective Date, which would require any change in the ITI Comfort Letter if it were required to be dated and delivered on the Effective Date;

         (k) Affiliates Agreements. ITI shall have furnished copies to EduTrek of the ITI affiliates agreements referred to in Section 7.12(a); and

         (l) Certificates and Resolutions. EduTrek shall have received such other certificates and resolutions of ITI as may be reasonably required in connection with the consummation of this Agreement.


                                   ARTICLE VI

                                  TERMINATION

         6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the shareholders entitled to vote of EduTrek or ITI, as follows:

         (a)      by mutual agreement of ITI and EduTrek;

         (b) by ITI, if there has been a breach by EduTrek of any representation, warranty, covenant or agreement set forth in this Agreement on the part of EduTrek, or if any representation or warranty of EduTrek shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on EduTrek, and which EduTrek fails to cure within 15 business days after written notice thereof from ITI (except that no cure period shall be provided for a breach by EduTrek which by its nature cannot be cured),

         (c) by EduTrek, if there has been a breach by ITI of any representation, warranty, covenant or agreement set forth in this Agreement on the part of ITI, or if any representation or warranty of ITI shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on ITI, and which ITI fails to cure within 15 business days after written notice thereof from EduTrek (except that no cure period shall be provided for a breach by ITI which by its nature cannot be cured).

         (d) by either party, if all the conditions for Closing the Arrangement shall not have been satisfied or waived on or before 5:00 p.m. (Nova Scotia time) on June 30, 1998, other than as a result of a breach of this Agreement by the terminating party;

         (e) by either party (i) if the shareholders of ITI do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.5 hereof) at the ITI Shareholders Meeting, or (ii) if the shareholders of EduTrek do not approve at the EduTrek Shareholders Meeting the issuance of EduTrek Common Stock issuable upon the exchange of the Exchangeable Shares (and the other matters to be approved at such meeting as provided in Section 7.5 hereof);

         (f) by either party if a final and non-appealable order, decree or ruling shall have been entered in any action or proceeding before any Governmental Entity that restrains, prohibits, prevents or makes illegal the consummation of the Arrangement;

         (g) by EduTrek if the ITI board of directors or any committee of the ITI board of directors (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Arrangement and the other transactions contemplated hereby, (ii) within ten days after EduTrek's request, shall fail to reaffirm such approval or recommendation, (iii) shall approve or recommend any Acquisition Proposal, other than with EduTrek or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in this
Section 6.1(g);

         (h) by ITI if the EduTrek board of directors or any committee of the EduTrek board of directors (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Arrangement and the other transactions contemplated hereby, (ii) within ten days after ITI's request, shall fail to reaffirm such approval or recommendation or (iii) shall resolve to take any of the actions specified in this Section 6.1(h); or

         (i) by either party, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the shareholders of ITI, upon five days' prior notice to EduTrek, if, as a result of a Superior Proposal by a party other than EduTrek or any of its affiliates, ITI's board of directors determines in good faith that their fiduciary obligations under applicable law require that such Superior Proposal be accepted; provided, however, that (i) ITI's board of directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all concessions which may be altered by EduTrek pursuant to clause (ii) below, after receiving the written advice of outside counsel, that such action is necessary for ITI's board of directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination and prior to accepting, or entering into any agreement regarding, the Superior Proposal ITI shall provide EduTrek (for at least five days) an opportunity to amend this Agreement to provide for terms substantially similar to those included in the Superior Proposal, and in addition ITI shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with EduTrek to make, such adjustments in the terms and conditions of this Agreement as would enable ITI to proceed with the transactions contemplated hereby. In the event this Agreement is amended as provided above (including without limitation if EduTrek and ITI agree to mutually acceptable adjustments as provided above), then ITI shall not enter into any agreement regarding the Superior Proposal.

         6.2 Notice of Termination. Any termination of this Agreement under Section 6.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

         6.3 Effect of Termination. Subject to Section 6.4, in the event of termination of this Agreement by either ITI or EduTrek pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of EduTrek or ITI or their respective officers or directors, except (i) as set forth in Section 6.4, and
(ii) no party shall be released or relieved from any liability arising from the wilful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

         6.4 Termination Fee. (a) If this Agreement is terminated by EduTrek pursuant to Section 6.1(c), then ITI shall pay to EduTrek upon such termination a cash termination fee of $2,000,000 at the time of such termination.

         (b)      If this Agreement is terminated by EduTrek pursuant to
Section 6.1(g), or by either party pursuant to Section 6.1(i), then ITI shall pay to EduTrek upon such termination a cash termination fee of $5,000,000 at the time of such termination.

         (c)      If this Agreement is terminated by EduTrek pursuant to
Section 6.1(e)(i), then ITI shall reimburse EduTrek for its reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, to a maximum of $500,000.

         (d) If this Agreement is terminated by ITI pursuant to Section 6.1(b), then EduTrek shall pay to ITI upon such termination a cash termination fee of $2,000,000 at the time of such termination.

         (e) If this Agreement is terminated by ITI pursuant to Section 6.1(e)(ii), then EduTrek shall reimburse ITI for its reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, to a maximum of $500,000.

         (f) EduTrek and ITI each agree that the agreements contained in Sections 6.4(a), (b), (c), (d) and (e) are an integral part of the transactions contemplated by this Agreement. If either party fails to promptly pay the other party any fee or amount due under such Sections 6.4(a) (b), (c), (d) or (e), it shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of NationsBank, N.A. from the date such fee was first due.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         7.1 Additional Agreements of EduTrek and ITI. EduTrek and ITI agree to take the following actions after the date hereof:

         (a) Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval, order or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals, orders and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make all required filings under the Investment Canada Act and the Competition Act (Canada);

         (b) Each party will allow the other and its officers, employees and agents reasonable access to the files, books, records and offices of itself and its subsidiaries, including any and all information relating to such party's tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants;

         (c) EduTrek and ITI shall cooperate in the preparation and prompt filing of the Joint Proxy Statement and the Registration Statement with the SEC as contemplated in Section 1.6;

         (d) Each of EduTrek and ITI will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) of any Material Adverse Effect on such party and (iii) of any material breach by such party of any covenant or agreement contained in this Agreement; and

         (e) During the term of this Agreement, each of EduTrek and ITI will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article V hereof, and each of EduTrek and ITI will use its reasonable best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated.

         7.2      Due Diligence Investigation by EduTrek. (a) Until the
Closing, EduTrek and its agents, employees, representatives and advisers shall be permitted, during regular business hours and at such other times as may be agreed by the parties, to make such investigations, inspections, inquiries or tests of the business, financial condition, properties and assets of ITI, the ITI Subsidiaries and any of their predecessor companies or entities and of their respective financial and legal condition as EduTrek deems necessary or desirable to familiarize itself with such business, financial and legal condition, properties, assets and other matters. Without limiting the generality of the foregoing, EduTrek and its agents, employees, representatives and advisers shall be permitted complete access to all documents and information relating to ITI and the ITI Subsidiaries and their respective business, financial and legal condition, property and assets, including the constating or organizational documents and bylaws of ITI and the ITI Subsidiaries and all records of meetings of the board of directors (including committees thereof) and shareholders of ITI and equivalent records of the ITI Subsidiaries and any predecessor company or entity of any of them, the ITI Intellectual Property and records relating thereto, books and records, contracts, agreements, data, information and records regarding suppliers, customers, employees and consultants of ITI (including the ITI Employee Plans) and the ITI Subsidiaries, information and records regarding any litigation, claims, investigations or other proceedings involving ITI or any ITI Subsidiary, records in connection with all regulatory filings and other contacts with governmental authorities or agencies (including the ITI Canadian Securities Reports), any other reports prepared by advisers and all other records of ITI, the ITI Subsidiaries and any of their predecessor companies or entities, including without limitation information and records regarding any matter referred to in Article 2 hereof.

         (b) ITI shall make available to EduTrek its employees, auditors, counsel and other representatives and advisers as reasonably required by EduTrek for consultation and verification of any information. ITI shall execute and deliver any authorizations required to permit the investigations, inspections, inquiries or tests described in Section 7.2(a).

         (c) Any investigations, inspections, inquiries or tests performed or conducted by EduTrek shall not in any way affect or mitigate or estop EduTrek from relying upon the representations and warranties of ITI under this Agreement which shall continue in full force and effect as provided under this Agreement.

         7.3      Due Diligence Investigation by ITI. (a) Until the Closing,
ITI and its agents, employees, representatives and advisers shall be permitted, during regular business hours and at such other times as may be agreed by the parties, to make such investigations, inspections, inquiries or tests of the business, financial condition, properties and assets of EduTrek, the EduTrek Subsidiaries and any of their predecessor companies or entities and of their respective financial and legal condition as ITI deems necessary or desirable to familiarize itself with such business, financial and legal condition, properties, assets and other matters. Without limiting the generality of the foregoing, ITI and its agents, employees, representatives and advisers shall be permitted complete access to all documents and information relating to EduTrek and the EduTrek Subsidiaries and their respective business, financial and legal condition, property and assets, including the constating or organizational documents and bylaws of EduTrek and the EduTrek Subsidiaries and all records of meetings of the board of directors (including committees thereof) and shareholders of EduTrek and equivalent records of the EduTrek Subsidiaries and any predecessor company or entity of any of them, the EduTrek Intellectual Property and records relating thereto, books and records, contracts, agreements, data, information and records regarding suppliers, customers, employees and consultants of EduTrek (including the EduTrek Employee Plans) and the EduTrek Subsidiaries, information and records regarding any litigation, claims, investigations or other proceedings involving EduTrek or any EduTrek Subsidiary, records in connection with all regulatory filings and other contacts with governmental authorities or agencies (including the EduTrek Securities Reports), any other reports prepared by advisers and all other records of EduTrek, the EduTrek Subsidiaries and any of their predecessor companies or entities, including without limitation information and records regarding any matter referred to in Article 3 hereof.

         (b) EduTrek shall make available to ITI its employees, auditors, counsel and other representatives and advisers as reasonably required by EduTrek for consultation and verification of any information. EduTrek shall execute and deliver any authorizations required to permit the investigations, inspections, inquiries or tests described in Section 7.3(a).

         (c) Any investigations, inspections, inquiries or tests performed or conducted by ITI shall not in any way affect or mitigate or estop ITI from relying upon the representations and warranties of EduTrek under this Agreement which shall continue in full force and effect as provided under this Agreement.

         7.4      Confidentiality.

         (a) For the purposes of this Section 7.4, "Confidential Information" of a party shall mean:

         (i) in relation to ITI, all information, documents or data, whether written, recorded electronically or otherwise or oral, in relation to ITI and the ITI Subsidiaries or their respective businesses; and

         (ii) in relation to EduTrek, all information, documents or data, whether written, recorded electronically or otherwise or oral, in relation to EduTrek and the EduTrek Subsidiaries or their respective businesses;

other than, in each case, information that:

         (iii) was independently developed by the party to whom disclosure was made (the "Disclosee");

         (iv) prior to the date hereof was already in possession of the Disclosee, provided that such information is not known by the Disclosee to be subject to another confidentiality agreement with or obligation of secrecy to another person;

         (v) is generally available to the public other than as a result of disclosure by the Disclosee or any of its directors, officers, employees, agents or representatives; or

         (vi) becomes available to the Disclosee on a non-confidential basis from a source other than the party to which such information relates.

         (b) Each party shall maintain, and cause its directors, officers, employees, agents, representatives and subsidiaries to maintain, in confidence all Confidential Information of the other party, and shall not use such Confidential Information in any manner whatsoever unless
(i) required by Law, or (ii) the prior consent of the other party has been obtained.

         (c) Subject to subsection (b), above, each party hereto shall use at least the same level of diligence as it uses to protect its own proprietary information and trade secrets to protect and maintain the confidence of any Confidential Information in such party's possession or known to such party relating to the other parties hereto, which shall not, in any event, be less than a reasonable level of diligence in the circumstances.

         (d) Upon the termination of this Agreement, any party may by notice to any other party request the return or destruction of Confidential Information held by such other party and the parties agree to return or destroy such Confidential Information within 10 days following receipt of such notice (or, in the case of Confidential Information which cannot with due diligence be returned or destroyed within such 10 day period, such longer period as may be reasonably necessary to return or destroy such Confidential Information).

         (e) The covenants contained in this Section 7.4 shall survive the termination of this Agreement.

         7.5 Meetings. ITI and EduTrek shall each duly call a meeting of its shareholders entitled to vote to be held as promptly as practicable after the later of the date on which the SEC has indicated that it has no further comments on the Joint Proxy Statement and the date on which the Interim Order is obtained, for the purpose of (a) in the case of ITI, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby, and (b) in the case of EduTrek, voting upon (i) a proposal to approve the issuance of such number of shares of EduTrek Common Stock as are necessary to consummate the Arrangement, (ii) a proposal to adopt the EduTrek Restated Charter and (iii) such other matters relating to the Arrangement, if any, as shall be legally required in the reasonable opinion of EduTrek. Each party shall, subject to
Section 4.2 in the case of ITI, through its board of directors, recommend to its shareholders approval of such matters, shall coordinate and cooperate with respect to the timing of such meetings and shall use its reasonable best efforts to solicit proxies from its shareholders in favour of the approval of the Arrangement and such other matters to be approved at the meetings and take all other action as may be reasonably necessary or advisable to secure the consent or approval of shareholders required by applicable law.

         7.6 The Closing. Subject to the termination of this Agreement as provided in Article VI and to the satisfaction or waiver of the conditions set forth in Article V, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the fifth business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by ITI and EduTrek. Concurrently with the Closing, the Plan of Arrangement will be filed with the Director under the CBCA.

         7.7 Management of ITI. At the Closing all of the directors of ITI other than Daniel Potter and Gary Blandford shall resign from office and EduTrek, as sole holder of ITI Common Shares, shall establish the size of ITI's board of directors at 5 for the time being and shall appoint 3 individuals, each qualified to act as a director under the CBCA, as a director of ITI. Officers of ITI who serve in such capacity on a full-time basis will be retained in their positions (at the pleasure of the board of directors), and officers who serve in such capacity on a part-time basis will not be retained in their positions by ITI unless otherwise decided by the board of directors after the Closing.

         7.8      Ancillary Documents/Reservation of Shares.

         (a) Provided all other conditions of this Agreement have been satisfied or waived, ITI shall, on the Closing Date, file Articles of Arrangement pursuant to Part XV of the CBCA to give effect to the Plan of Arrangement, such Articles of Arrangement to contain share conditions for Exchangeable Shares substantially in the form of those contained in Exhibit A.

         (b)      On the Effective Date:

                  (i) EduTrek and ITI shall execute and deliver a Support Agreement substantially in the form of Exhibit B, and containing such other terms and conditions as may be agreed to by the parties hereto acting reasonably;

                  (ii) EduTrek, ITI and a Canadian trust company to be mutually agreeable to EduTrek and ITI, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement substantially in the form of Exhibit C, and containing such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

                  (iii) EduTrek shall file with the corporate authorities of the State of Georgia its Amended and Restated Articles of Incorporation referred to in Section 1.5.

         (c) On or before the Effective Date, EduTrek will reserve for issuance such number of shares of EduTrek Common Stock as shall be necessary to give effect to the exchanges and assumptions or exchanges of options contemplated hereby.

         7.9 ITI Stock Purchase Plan. ITI shall take such actions as are necessary to ensure that no ITI Common Shares or Exchangeable Shares are issued by ITI pursuant to ITI's stock purchase plan (the "ITI Stock Purchase Plan") during the period beginning on the date of this Agreement and ending on the first day following such time as results covering at least 30 days of combined operations of EduTrek and ITI have been published by EduTrek, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations.

         7.10 Conversion of Options. Promptly after the Effective Time, EduTrek will notify in writing each holder of an ITI Option of the conversion of such ITI Option for an option to purchase shares of EduTrek Common Stock in accordance with Section 2.1(j) of the Plan of Arrangement.

         7.11     Indemnification and Related Matters.

         (a) From and after the Effective Time, EduTrek and ITI, jointly and severally, shall and shall cause ITI to indemnify and hold harmless to the fullest extent permitted under the CBCA, each director or officer or former director or officer of ITI or any of the ITI Subsidiaries (each such person, an "Indemnified Party") against any costs and expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of ITI or any ITI Subsidiary (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at ITI's or any of the ITI Subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except for any claim, action, suit, proceeding or investigation arising or resulting from such person's gross negligence, bad faith or willful misconduct. In the event of any such claim, action, suit, proceeding or investigation, EduTrek shall cause ITI to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the CBCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to EduTrek and, subject to limitations imposed by the CBCA, ITI shall (or EduTrek shall cause ITI to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) EduTrek will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither ITI nor EduTrek shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify EduTrek (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 7.11(a) except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event such additional counsel may be required to be retained by the Indemnified Parties.

         (b) Subject to limitations imposed by the CBCA, ITI shall (or EduTrek shall cause ITI to) pay all expenses, including reasonable attorney's fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 7.11, provided, however, that ITI will be entitled to reimbursement for any advances made under this Section 7.11 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

         (c) For a period of three years after the Effective Date, EduTrek shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as EduTrek shall provide for its own directors and officers during such period.

         (d) This Section 7.11, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

         7.12     Affiliate Agreements.

         (a) To ensure that the Arrangement will be accounted for as a "pooling of interests" and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC and the Securities Act, on or before the date the Joint Proxy Statement is first mailed to each company's respective shareholders entitled to vote ITI will use its reasonable best efforts to have its Affiliates sign and deliver to EduTrek the ITI affiliate agreements in the form of Exhibit E. For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in Rule 145 under the Securities Act.

         (b) To ensure that the Arrangement will be accounted for as a "pooling of interests" on or before the date the Joint Proxy Statement is first mailed to each company's respective shareholders entitled to vote EduTrek will use its reasonable best efforts to have each of its Affiliates as it deems necessary sign and deliver to EduTrek the EduTrek affiliate agreements in the form of Exhibit F.

         7.13 Pooling of Interests. Each of EduTrek and ITI agrees not to take any action that would adversely affect the ability of EduTrek to treat the Arrangement as a pooling of interests under United States generally accepted accounting principles.

         7.14     Delivery of EduTrek Common Stock. All shares of EduTrek
Common Stock issued upon the exchange of Exchangeable Shares and the exercise of options obtained upon conversion of the ITI Options pursuant to the Arrangement will be duly issued as fully paid and non-assessable, will not be issued in violation of the terms of any agreement or other understanding binding upon EduTrek and will be issued in compliance with all applicable charter documents of EduTrek and all applicable federal, state and foreign laws, rules and regulations and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 No Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by recognized overnight courier, by facsimile (receipt confirmed) or mailed by certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a part) as shall be specified by like notice):

                  (a) if to EduTrek to: EduTrek International, Inc., 3340 Peachtree Road, Suite 2000, Atlanta, Georgia, USA 30326, Attention: Mr.
         R. Steven Bostic, Chairman and Chief Executive Officer, Facsimile No.
         (404) 812-8204, with required copies to Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia, USA 30309-3592, Attention: A. Jay Schwartz, Esq., Facsimile No. (404) 685-6932, and to Blake, Cassels & Graydon, Suite 2800, Box 25, Commerce Court West, Toronto, Ontario, Canada M5L 1A9, Attention:
         Ms Pamela S. Hughes, Facsimile No. (416) 863-2653.

                  (b) if to ITI to: ITI Education Corporation, 1791 Barrington Street, Suite 1400, Halifax, Nova Scotia, Canada B3J 3K9,
         Attention: Mr. Daniel F. Potter, Chairman and Chief Executive Officer, Facsimile No. (902) 492-2288, with required copies to Stewart McKelvey

         Stirling Scales, Purdy's Wharf, Tower One, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2, Attention: Mr. R. Blois Colpitts, Facsimile No. (902) 496-6183.

         8.3 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

         8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

         8.6 Miscellaneous. This Agreement, which includes the ITI Disclosure Letter, the EduTrek Disclosure Letter and the Exhibits hereto and the ITI Shareholder Agreements and any other documents referred to herein or contemplated hereby (a) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder (except that Section 7.11 is for the benefit of ITI's directors and officers and is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies.

         8.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the ITI shareholders or the EduTrek shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the ITI shareholders or the EduTrek shareholders without obtaining such further approval.

         8.9 Expenses. Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, EduTrek and ITI have caused this Agreement to be signed by their respective officers duly authorized, all as of the date first written above.


                                EDUTREK INTERNATIONAL, INC.



                                By: /s/ R. Steven Bostic
                                    ----------------------------------------
                                    R. Steven Bostic
                                    Chairman and Chief Executive Officer


                                ITI EDUCATION CORPORATION


                                By: /s/ Daniel F. Potter
                                    -----------------------------------------
                                Name:   Daniel F. Potter
                                Title:  Chairman and Chief Executive Officer


                                By: /s/ Gary S. Blanford
                                    -----------------------------------------
                                Name:   Gary S. Blanford
                                Title:  President and Chief Operating Officer

                                   EXHIBIT A

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT
               INVOLVING AND AFFECTING ITI EDUCATION CORPORATION
                AND THE HOLDERS OF ITS COMMON SHARES AND OPTIONS


                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS. In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         "ARRANGEMENT" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 8.8 of the Combination Agreement, (ii) in accordance with Section 6.1 hereof or (iii) at the direction of the Court in the Final Order,

         "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the ITI Common Shares at the Meeting;

         "AUTOMATIC REDEMPTION DATE" has the meaning provided in the Exchangeable Share Provisions;

         "AVERAGE CLOSING PRICE" means the average closing price (computed and rounded to the third decimal point) of shares of EduTrek Common Stock on Nasdaq during the 10 trading days ending on the last trading day prior to the Effective Date;

         "BUSINESS DAY" has the meaning provided in the Exchangeable Share Provisions,

         "CBCA" means the Canada Business Corporations Act;

         "CLASS A PREFERRED SHARE" means the one authorized Class A Preferred Share of ITI having the rights, privileges, restrictions and conditions set out in Appendix A annexed hereto;

         "COMBINATION AGREEMENT" means the agreement by and among EduTrek and ITI, dated as of December 10, 1997, as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

         "COURT" means the Supreme Court of Nova Scotia;

         "DEPOSITARY" means [      TRUST COMPANY] at its principal transfer
office in Halifax, Nova Scotia;

         "DISSENT PROCEDURES" has the meaning set out in Section 3.1;

         "EDUTREK" means EduTrek International, Inc., a corporation incorporated under the laws of Georgia;

         "EDUTREK COMMON STOCK" has the meaning provided in the Exchangeable Share Provisions;

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Director under the CBCA giving effect to the Arrangement;

         "EFFECTIVE TIME" means 12:01 a.m. (Nova Scotia time) on the Effective Date;

         "EXCHANGE PUT RIGHT" has the meaning provided in the Exchangeable Share Provisions;

         "EXCHANGE RATIO" means the ratio of exchange of Exchangeable Shares for ITI Common Shares, as specified in the Combination Agreement and subject to adjustment as provided therein;

         "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions;

         "EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions;

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Appendix A hereto;

         "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of ITI provided for in this Plan of Arrangement;

         "FINAL ORDER" means the final order of the Court approving the Arrangement;

         "ITI" means ITI Education Corporation, a corporation existing under the CBCA;

         "ITI COMMON SHARES" means the common shares in the capital of ITI;

         "ITI STOCK OPTION PLAN" means the stock option plan of ITI approved by The Montreal Exchange, as amended by the Board of Directors of ITI on October 27, 1997 (subject to the approval of the shareholders of ITI);

         "LIQUIDATION AMOUNT" has the meaning provided in the Exchangeable Share Provisions;

         "LIQUIDATION CALL PURCHASE PRICE" has the meaning provided in Section 5.1;

         "LIQUIDATION CALL RIGHT" has the meaning provided in Section 5.1;

         "LIQUIDATION DATE" has the meaning provided in the Exchangeable Share Provisions;

         "MEETING" means the annual and special general meeting of the shareholders of ITI to be held to consider this Plan of Arrangement;

         "NASDAQ" means the Nasdaq National Market;

         "OPTIONS" means all options to purchase ITI Common Shares outstanding as at the Effective Date under the ITI Stock Option Plan;

         "OPTIONHOLDERS" means holders of Options;

         "PROXY STATEMENT" means the Joint Management Information Circular and Proxy Statement of EduTrek and ITI prepared in connection with the Arrangement;

         "PURCHASE PRICE" has the meaning provided in the Exchangeable Share Provisions;

         "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in Section
5.2;

         "REDEMPTION CALL RIGHT" has the meaning provided in Section 5.2;

         "REDEMPTION PRICE" has the meaning provided in the Exchangeable Share Provisions;

         "RETRACTED SHARES" has the meaning provided in the Exchangeable Share Provisions;

         "RETRACTION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions;

         "RETRACTION REQUEST" has the meaning provided in the Exchangeable Share Provisions;

         "SUBSIDIARY" has the meaning provided in the Exchangeable Share Provisions;

         "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent; and

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement so entitled between EduTrek, ITI and the Trustee named therein to be dated as of the Effective Date and provided for in the Combination Agreement, as amended from time to time.

SECTION 1.2 SECTIONS, HEADINGS AND APPENDIXES. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement. The Appendices are incorporated herein and are part hereof.

SECTION 1.3 NUMBER, GENDER AND PERSONS. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

SECTION 1.4 DATE FOR ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

SECTION 1.5 CURRENCY. Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to United States dollars.

SECTION 1.6 STATUTORY REFERENCES. Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                   ARTICLE 2
                                  ARRANGEMENT

SECTION 2.1 ARRANGEMENT. At the Effective Time on the Effective Date, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) The Articles of Incorporation of ITI shall be amended to create and authorize an unlimited number of Exchangeable Shares and one Class A Preferred Share.

         (b) ITI shall issue to EduTrek one Class A Preferred Share in consideration of the issuance to ITI of one share of EduTrek Common Stock. The stated capital of the Class A Preferred Share shall be equal to the fair market value, as determined by the board of directors of ITI, of a share of EduTrek Common Stock. No certificate shall be issued in respect of the Class A Preferred Share.

         (c) Each ITI Common Share (other than ITI Common Shares held by holders who have exercised their rights of dissent in accordance with Section
3.1 hereof and who are ultimately entitled to be paid the fair value for such shares and other than ITI Common Shares held by EduTrek or any Subsidiary thereof) will be exchanged at the Exchange Ratio for a number of Exchangeable Shares, and each such holder thereof will receive a whole number of Exchangeable Shares resulting therefrom and the rights under the Voting and Exchange Trust Agreement granted upon such exchange. In lieu of fractional Exchangeable Shares, each such holder who otherwise would be entitled to receive a fraction of an Exchangeable Share on the exchange shall be paid by ITI an amount determined as set forth in Section 4.3.

         (d) Upon the exchange referred to in subsection (c) above, each such holder of an ITI Common Share shall cease to be such a holder, shall have his name removed from the register of holders of ITI Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection (c), and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

         (e) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital immediately prior to the Effective Date of the ITI Common Shares which are exchanged pursuant to subsection (c) above, thereby excluding the stated capital attributable to the fractional shares for which payment is made as contemplated in subsection (c) above.

         (f) The Articles of Incorporation of ITI shall be amended to reduce the number of authorized ITI Common Shares to one and the rights, privileges, restrictions and conditions attaching to the ITI Common Shares shall be changed and restated as set forth in Appendix A.

         (g) The one outstanding Class A Preferred Share will be exchanged for one fully paid and non-assessable ITI Common Share and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have its name removed from the register of holders of Class A Preferred Shares and shall become a holder of the ITI Common Share to which it is entitled as a result of the exchange referred to in this subsection (g), and such holder's name shall be added to the register as holder of the ITI Common Share accordingly.

         (h) The stated capital of the one ITI Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange contemplated in subsection (g).

         (i) The Articles of Incorporation of ITI shall be amended to delete the Class A Preferred Share from the authorized share capital so that, after giving effect to the foregoing provisions of this Section 2.1, the authorized capital of ITI shall consist of an unlimited number of Exchangeable Shares having the rights, privileges, restrictions and conditions set forth in Appendix A hereto and one Common Share having the rights, privileges, restrictions and conditions set forth in Appendix A hereto.

         (j) Each of the then outstanding Options will, without any further action on the part of any Optionholder, be converted into an option to purchase the number of shares of EduTrek Common Stock equal to the number determined by multiplying the number of ITI Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per share of EduTrek Common Stock equal to the exercise price per ITI Common Share of such Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a converted Option being exercisable for a fraction of a share of EduTrek Common Stock, then the number of shares of EduTrek Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the exercise price per whole share of EduTrek Common Stock will be as determined above. The ITI Options as so converted will (without further action on the part of the Optionholders) be further modified as necessary to effect such conversion; provided, however, the term, exercisability, vesting schedule, and all other terms and conditions of the Options will otherwise be unchanged by the provisions of this paragraph (j) and shall operate in accordance with their terms. The obligations of ITI under the ITI Options as so converted shall be assumed by EduTrek.

                                   ARTICLE 3
                               RIGHTS OF DISSENT

SECTION 3.1 RIGHTS OF DISSENT. Holders of ITI Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement, and holders who duly exercise such rights of dissent and who:

         (a) are ultimately entitled to be paid fair value for the ITI Common Shares shall be deemed to have transferred such ITI Common Shares to ITI for cancellation on the Effective Date; or

         (b) are ultimately not entitled, for any reason, to be paid the fair value for their ITI Common Shares shall be deemed to have participated in the Arrangement on the same basis as any nondissenting holder of ITI Common Shares, but in no case shall ITI be required to recognize such holders as holders of ITI Common Shares on and after the Effective Date, and the names of such persons shall be deleted from the register of holders of ITI Common Shares on the Effective Date.


                                   ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

SECTION 4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES. At or promptly after the Effective Time, ITI shall deposit with the Depositary, for the benefit of the holders of ITI Common Shares exchanged pursuant to subsection 2.1(c), certificates representing the Exchangeable Shares exchanged for ITI Common Shares pursuant to subsection 2.1(c). Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding ITI Common Shares together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of ITI and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of ITI Common Shares which is not registered in the transfer records of ITI, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such ITI Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this
Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding ITI Common Shares, shall be deemed at any time after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (b) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.2.

SECTION 4.2 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any formerly outstanding ITI Common Shares which were exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3, unless and until the certificate representing such shares shall be surrendered in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the holder of the Exchangeable Shares resulting from exchange, in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 4.3,
(b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Exchangeable Shares, and
(c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares.

SECTION 4.3 NO FRACTIONAL SHARES. No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of ITI or EduTrek. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the Average Closing Price, such amount to be provided to the Depositary by ITI upon request.

SECTION 4.4 LOST CERTIFICATES. If any certificate which immediately prior to the Effective Time represented outstanding ITI Common Shares which were exchanged pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to ITI, EduTrek and the Transfer Agent, as the case may be, in such sum as ITI may direct or otherwise indemnify ITI and EduTrek in a manner satisfactory to ITI and EduTrek and the Transfer Agent against any claim that may be made against ITI, EduTrek or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.5 EXTINGUISHMENT OF RIGHTS. Any certificate which immediately prior to the Effective Time represented outstanding ITI Common Shares which were exchanged pursuant to Section 2.1 and which has not been surrendered, with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of ITI. On such date, the Exchangeable Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to ITI, together with all entitlements to dividends, distributions and any cash pursuant to Section 4.3 and interest thereon held for such former registered holder, for no consideration and shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of such shares.


                                   ARTICLE 5
                       CERTAIN RIGHTS AND OBLIGATIONS OF
                     EDUTREK TO ACQUIRE EXCHANGEABLE SHARES

SECTION 5.1    EDUTREK LIQUIDATION CALL RIGHT.

               (a) EduTrek shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of ITI as referred to in
         Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than EduTrek and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders on payment by EduTrek to each holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION CALL PURCHASE PRICE"). In the event of the exercise of the Liquidation Call Right by EduTrek, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to EduTrek on the Liquidation Date on payment by EduTrek to the holder of the Liquidation Call Purchase Price for each such share.

               (b) To exercise the Liquidation Call Right, EduTrek must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and ITI in writing of EduTrek's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of ITI and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of ITI. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not EduTrek has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by EduTrek. If EduTrek exercises the Liquidation Call Right, on the Liquidation Date EduTrek will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

               (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, EduTrek shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price for all Exchangeable Shares. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price for all Exchangeable Shares payable by EduTrek without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of EduTrek Common Stock delivered or deliverable to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of ITI and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of EduTrek shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If EduTrek does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the

         Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by ITI in connection with the liquidation, dissolution or winding-up of ITI pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Liquidation Amount is paid to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

SECTION 5.2    EDUTREK REDEMPTION CALL RIGHT.

               (a) EduTrek shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by ITI pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than EduTrek or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by EduTrek to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION CALL PURCHASE PRICE"). In the event of the exercise of the Redemption Call Right by EduTrek, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to EduTrek on the Automatic Redemption Date on payment by EduTrek to the holder of the Redemption Call Purchase Price for each such share.

               (b) To exercise the Redemption Call Right, EduTrek must notify the Transfer Agent as agent for the holders of Exchangeable Shares, and ITI in writing of EduTrek's intention to exercise such right not more than five Business Days after the date by which ITI is required to give notice of the Automatic Redemption Date. If EduTrek exercises the Redemption Call Right, on the Automatic Redemption Date EduTrek will purchase and the holders will sell all of the Exchangeable Shares then Outstanding for a price per share equal to the Redemption Call Purchase Price.

               (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, EduTrek shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price for all Exchangeable Shares. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price for all Exchangeable Shares without interest payable by EduTrek upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the EduTrek Common Stock delivered or deliverable to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the bylaws of ITI and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of EduTrek shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If EduTrek does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by ITI in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Redemption Price is paid to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

SECTION 5.3 EDUTREK RETRACTION CALL RIGHT. Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement:

               (a) EduTrek shall have the overriding right (the "RETRACTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by ITI pursuant to Article 6 of the Exchangeable Share Provisions, to purchase from holders (other than EduTrek or any Subsidiary thereof) of Exchangeable Shares all but not less than all of the Retracted Shares held by such holder. The Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to EduTrek in accordance with the Retraction Call Right and the terms and conditions set out in Section 6.3 of the Exchangeable Share Provisions, and

               (b) upon the exercise by EduTrek of the Retraction Call Right and provided that the Retraction Request has not been revoked by the holder pursuant to Section 6.7 of the Exchangeable Share Provisions, the holder shall be required to sell to EduTrek, and EduTrek shall be required to purchase from the holder, no later than the time or times prescribed therefor in the Exchangeable Share Provisions or the Voting and Exchange Trust Agreement, the Retracted Shares, in consideration of the payment by EduTrek of the Purchase Price applicable thereto by delivery by or on behalf of EduTrek of the Exchangeable Share Consideration representing the total applicable Purchase Price.

SECTION 5.4 EXCHANGE PUT RIGHT. Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement:

               (a) a holder of Exchangeable Shares shall have the right (the "EXCHANGE PUT RIGHT") at any time to require EduTrek to purchase all or any part of the Exchangeable Shares of the holder, and

               (b) upon the exercise by a holder of the Exchange Put Right and provided that if the holder is a non-resident of Canada at that time, the Exchangeable Shares are listed on a recognized Canadian stock exchange or the holder provides to EduTrek a certificate pursuant to Section 116 of the Income Tax Act (Canada) in form and substance satisfactory to EduTrek, the holder shall be required to sell to EduTrek, and EduTrek shall be required to purchase from the holder, no later than the time or times prescribed therefor herein or in the Exchangeable Share Provisions or the Voting and Exchange Trust Agreement, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by EduTrek of the Exchangeable Share Price applicable thereto by delivery by or on behalf of EduTrek of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.


                                   ARTICLE 6
                                   AMENDMENT

SECTION 6.1 PLAN OF ARRANGEMENT AMENDMENT. ITI reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (a) agreed to by EduTrek, (b) filed with the Court and, if made following the Meeting, approved by the Court and
(c) communicated to holders of the ITI Common Share, Exchangeable Shares and Options in the manner required by the Court (if so required).

         Any amendment, modification or supplement to this Plan of Arrangement may be proposed by ITI at any time prior to or at the Meeting (provided that EduTrek shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

         Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only
(a) if it is consented to by ITI, (b) if it is consented to by EduTrek and (c) if required by the Court or applicable law, it is consented to by the holders of the ITI Common Shares and the Exchangeable Shares as the case may be.

                             APPENDIX A TO THE PLAN
                               OF ARRANGEMENT OF
                 ITI EDUCATION CORPORATION (THE "CORPORATION")

PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARE

         The Class A Preferred Share in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

         DIVIDENDS

         Subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the payment of dividends, the holder of the Class A Preferred Share shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation as cumulative dividends in the amount of $1.00 per share per annum payable annually on December 31 in each year in arrears. Such dividends shall accrue from the date of issue of the Class A Preferred Share to and including the date to which the computation of dividends is to be made. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder of the Class A Preferred Share.

         DISSOLUTION

         In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holder of the Class A Preferred Share shall be entitled to receive an amount equal to the stated capital in respect of the Class A Preferred Share and dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holder of the Class A Preferred Share of such amounts, such holder shall not be entitled to share in any further distribution of the assets of the Corporation.

         VOTING RIGHTS

         Except where specifically provided by the Canada Business Corporations Act, the holder of the Class A Preferred Share shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.

         PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

         The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 For the purposes of these rights, privileges, restrictions and conditions:

         "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of shares of EduTrek Common Stock are entitled to vote, consent or otherwise act, the product of

         (i) the number of Exchangeable Shares then issued and outstanding and held by holders other than EduTrek and its Subsidiaries multiplied by (ii) the number of votes to which a holder of one share of EduTrek Common Stock is entitled with respect to such matter, proposition or question.

         "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the fifth anniversary of the Effective Date, (b) the date selected by the Board of Directors at a time when less than 2% of the Exchangeable Shares exchanged or exchangeable for the former common shares in the capital of the Corporation on the Effective Date (other than Exchangeable Shares held by EduTrek and its Subsidiaries and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares) are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below or (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the EduTrek Common Stock.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation and any committee thereof acting within its authority.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in one or more of Atlanta, Georgia, Toronto, Ontario and Halifax, Nova Scotia.

         "CBCA" means the Canada Business Corporations Act, as amended, consolidated or reenacted from time to time.

         "CLASS A PREFERRED SHARE" means the Class A Preferred Share in the capital of the Corporation.

         "COMMON SHARE" means the Common Share in the capital of the Corporation.

         "CORPORATION" means ITI Education Corporation, a corporation under the laws of Canada and includes any successor corporation.

         "CURRENT MARKET PRICE" means, in respect of a share of EduTrek Common Stock on any date, the average of the closing bid and ask prices per share of EduTrek Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on Nasdaq, or, if EduTrek Common Stock is not then quoted on Nasdaq, on such other principal U.S. stock exchange or automated quotation system on which the EduTrek Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for the purpose of determining the Current Market Price; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of EduTrek Common Stock during such period does not create a market which reflects the fair market value of a share of EduTrek Common Stock, then the Current Market Price in respect of a share of EduTrek Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "EDUTREK" means EduTrek International, Inc., a corporation organized and existing under the laws of the State of Georgia and includes any successor corporation.

         "EDUTREK CALL NOTICE" has the meaning provided in Section 6.3.

         "EDUTREK COMMON STOCK" means the shares of Class A Common Stock of EduTrek, without par value, having voting rights of one vote per share, and any other securities resulting from an event referred to in Section 2.7 of the Support Agreement.

         "EDUTREK DIVIDEND DECLARATION DATE" means the date on which the board of directors of EduTrek declares any dividend on the EduTrek Common Stock.

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Director under the CBCA giving effect to the Plan of Arrangement;

         "EXCHANGE PUT RIGHT" has the meaning provided in Article 8. "EXCHANGEABLE SHARE CONSIDERATION" means, with respect to payment of the Exchangeable Share Price for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to the Exchange Put Right of Exchangeable Shares pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

         (a) certificates representing the aggregate number of shares of EduTrek Common Stock deliverable in connection with such action;

         (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared and unpaid, and undeclared but payable, cash dividends deliverable in connection with such action; and

         (c) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such action;

provided that (i) that part of the Exchangeable Share Price which is the Current Market Price of a share of EduTrek Common Stock shall be fully paid and satisfied by the delivery of one share of EduTrek Common Stock, (ii) that part of the Exchangeable Share Price which represents non-cash dividends remaining unpaid shall be fully paid and satisfied by delivery of such non-cash items,
(iii) any such shares shall be duly issued as fully paid and non-assessable and any such property shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

         "EXCHANGEABLE SHARE PRICE" means, for each Exchangeable Share, an amount equal to the aggregate of:

         (a)      the Current Market Price of a share of EduTrek Common Stock;
plus

         (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

         (c) an additional amount equal to all dividends declared on EduTrek Common Stock which have not been declared on Exchangeable Shares in accordance herewith; plus

         (d) an additional amount representing non-cash dividends declared and unpaid on such Exchangeable Share.

         "EXCHANGEABLE SHARES" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

         "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1.

         "LIQUIDATION CALL RIGHT" has the meaning provided in the Plan of Arrangement.

         "LIQUIDATION DATE" has the meaning provided in Section 5.1.

         "NASDAQ" means Nasdaq National Market;

         "PLAN OF ARRANGEMENT" means the plan of arrangement involving and affecting the Corporation and the holders of its common shares and options under section 192 of the CBCA, to which plan of arrangement these share provisions are an appendix.

         "PURCHASE PRICE" has the meaning provided in Section 6.3.

         "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in the Plan of Arrangement.

         "REDEMPTION CALL RIGHT" has the meaning provided in the Plan of Arrangement.

         "REDEMPTION PRICE" has the meaning provided in Section 7.1.

         "RETRACTED SHARES" has the meaning provided in subsection 6.1(i).

         "RETRACTION CALL RIGHT" has the meaning provided in subsection
6.1(iii).

         "RETRACTION DATE" has the meaning provided in subsection 6.1(ii).

         "RETRACTION PRICE" has the meaning provided in Section 6.1.

         "RETRACTION REQUEST" has the meaning provided in Section 6.1.

         "SUBSIDIARY", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

         "SUPPORT AGREEMENT" means the Support Agreement between EduTrek and the Corporation made as of , 1998.

         "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent.

         "TRUSTEE" means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, EduTrek and the Trustee made as of , 1998.

                                   ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall rank junior to the Class A Preferred Share, and shall be entitled to a preference over the Common Share and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each EduTrek Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the EduTrek Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of EduTrek Common Stock or (b) in the case of a stock dividend declared on the EduTrek Common Stock to be paid in EduTrek Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of EduTrek Common Stock to be paid on each share of EduTrek Common Stock or (c) in the case of a dividend declared on the EduTrek Common Stock in property other than cash or EduTrek Common Stock, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of EduTrek Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof less any tax required to be deducted and withheld from such dividends by the Corporation and the sending of such a cheque to each holder of an Exchangeable Share shall constitute full payment and satisfaction of the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall constitute full payment and satisfaction of the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall constitute full payment and satisfaction of the dividend represented thereby. In all cases any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the EduTrek Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 As long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in
Section 10.1 of these share provisions;

                  (a) pay any dividends on the Common Share, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

                  (b) redeem or purchase or make any capital distribution in respect of the Common Share or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

                  (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution; or

                  (d) amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights of the holders of the Exchangeable Shares.

The restrictions in subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the Effective Date on the EduTrek Common Stock shall have been declared on the Exchangeable Shares and paid in full.

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution of assets (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Corporation to the holders of the Common Share or any other shares ranking junior to the Exchangeable Shares, a payment equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the EduTrek Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by EduTrek of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation, of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount for all Exchangeable Shares, unless payment of the Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the shares of EduTrek Common Stock delivered or deliverable to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by EduTrek of the Retraction Call Right, and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for a payment equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"). In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the EduTrek Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer

Agent as may be specified by the Corporation in Schedule "A" hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

                  (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

                  (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation or the Transfer Agent and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation or the Transfer Agent; and

                  (iii) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of EduTrek to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to EduTrek in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3.

6.2 Subject to the exercise by EduTrek of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents or instruments referred to therein and a duly completed Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with
Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed by the Corporation or purchased by EduTrek pursuant to the Retraction Call Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify EduTrek thereof. In order to exercise the Retraction Call Right, EduTrek must notify the Corporation in writing of its determination to do so (the "EDUTREK CALL NOTICE") within two Business Days of such notification. If EduTrek does not so notify the Corporation within two Business Days, the Corporation will notify the holder as soon as possible thereafter that EduTrek will not exercise the Retraction Call Right. If EduTrek delivers the EduTrek Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the EduTrek Call Notice shall constitute acceptance by EduTrek of the offer by the holder to sell the Retracted Shares to EduTrek in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and EduTrek shall purchase from such holder and such holder shall sell to EduTrek on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, EduTrek shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the

Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that EduTrek does not deliver a EduTrek Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or EduTrek, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule "A" hereto or by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the holder or the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Price or Purchase Price, as the case may be, for the Retracted Shares unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the Retraction Price or the Purchase Price, as the case may be, for the Retracted Shares has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the Retraction Price or the Purchase Price, as the case may be, for the Retracted Shares has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by EduTrek shall thereafter be considered and deemed for all purposes to be a holder of the shares of EduTrek Common Stock delivered to or deliverable to it. Notwithstanding the foregoing, until such payment of the Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that EduTrek shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions of applicable law and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 as a result of liquidity or solvency requirements or other provisions of applicable law shall be deemed, by giving the Retraction Request, to require EduTrek to purchase such Retracted Shares from such holder on the Retraction

Date or as soon as practicable thereafter on payment by EduTrek to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and EduTrek shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to EduTrek shall be deemed to have been revoked.

6.8 The surrender by the holder of Exchangeable Shares under Section 6.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

                                   ARTICLE 7
                      REDEMPTION OF EXCHANGEABLE SHARES BY
                                THE CORPORATION

7.1 Subject to applicable law, and if EduTrek does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for a payment equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION PRICE"). In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the EduTrek Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2      In any case of a possible redemption of Exchangeable Shares under this
Article 7, the Corporation shall give notice of such possible redemption to EduTrek at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause
(d) of the definition of Automatic Redemption Date. The Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 30 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by EduTrek under the Redemption Call Right, as the case may be, of the Exchangeable Shares. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Automatic Redemption Date and subject to the exercise by EduTrek of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in the notice to holders of Exchangeable Shares of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register, or by holding for pickup at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the Redemption Price for their Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on and after the Automatic Redemption Date to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of EduTrek Common Stock delivered or deliverable to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

7.4 The surrender by the holder of Exchangeable Shares under Section 7.3 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

                                   ARTICLE 8
                               EXCHANGE PUT RIGHT

8.1 Upon and subject to the terms and conditions contained in these share provisions and the Voting and Exchange Trust Agreement:

                  (a) a holder of Exchangeable Shares shall have the right (the "EXCHANGE PUT RIGHT") at any time to require EduTrek to purchase all or any part of the Exchangeable Shares of the holder; and

                  (b) upon the exercise by the holder of the Exchange Put Right and provided that, at the time of purchase, the Exchangeable Shares are listed on a recognized Canadian stock exchange, the holder shall be required to sell to EduTrek, and EduTrek shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by EduTrek of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under Section 8.2) by delivery by or on behalf of EduTrek of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

8.2 The Exchange Put Right provided in Section 8.1 hereof and in Article V of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "EXCHANGE PUT DATE") accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Halifax, Nova Scotia and Toronto, Ontario of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the Exchange Put Right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in Section 8.1 shall be required to occur, and EduTrek shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

8.4 The surrender by the holder of Exchangeable Shares under Section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by Section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of EduTrek and subject to receipt by the Trustee from EduTrek of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in Section 8.3. Delivery by EduTrek to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Consideration, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by EduTrek shall thereafter be considered and deemed for all purposes to be a holder of the shares of EduTrek Common Stock delivered or deliverable to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 9
                                 VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent ofthe holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 662/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by EduTrek or its Subsidiaries). If at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 662/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 11
                     RECIPROCAL CHANGES, ETC. IN RESPECT OF
                              EDUTREK COMMON STOCK

11.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that EduTrek will not:

                  (i) issue or distribute EduTrek Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of EduTrek Common Stock) to the holders of all or substantially all of the then outstanding shares of EduTrek Common Stock by way of stock dividend or other distribution; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of EduTrek Common Stock entitling them to subscribe for or to purchase shares of EduTrek Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of EduTrek Common Stock); or

                  (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of EduTrek Common Stock (A) shares or securities of EduTrek of any class other than EduTrek Common Stock (other than securities convertible into or exchangeable for or carrying rights to acquire shares of EduTrek Common Stock), (B) any other rights, options or warrants not referred to in subsection 11.1(a)(ii) above, (C) evidences of indebtedness of EduTrek or (D) assets of EduTrek;

unless one or both of the Corporation and EduTrek is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or assets and such items, as applicable, are issued or distributed simultaneously to holders of Exchangeable Shares.

         (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that EduTrek will not:

                  (i) subdivide, redivide or change the then outstanding shares of EduTrek Common Stock into a greater number of shares of EduTrek Common Stock; or

                  (ii) reduce, combine or consolidate or change the then outstanding shares of EduTrek Common Stock into a lesser number of shares of EduTrek Common Stock; or

                  (iii) reclassify or otherwise change the shares of EduTrek Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of EduTrek Common Stock;

unless the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares and the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of these share provisions.

                                   ARTICLE 12
                        ACTIONS BY THE CORPORATION UNDER
                               SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by EduTrek with all provisions of the Support Agreement, the Voting and Exchange Trust Agreement and EduTrek's certificate of incorporation applicable to the Corporation and EduTrek, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting and Exchange Trust Agreement or EduTrek's Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

                  (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

                  (b)      making such provisions or modifications not

         inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                                     LEGEND

13.1 The certificates evidencing the Exchangeable Shares may contain or have affixed thereto a legend with respect to or referring to any or all of the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call
Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).

                                   ARTICLE 14
                                 MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Chairman and Chief Executive Officer. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified in these share provisions or otherwise by the Corporation, in each case addressed to the attention of the Chairman and Chief Executive Officer of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainty, the, Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

PROVISIONS ATTACHING TO THE COMMON SHARE

         The Common Share in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

         DIVIDENDS

         Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Share, the holder of the Common Share shall be entitled to receive such dividends as may be declared by the Board of Directors out of property of the Corporation legally available therefor.

         LIQUIDATION

         Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Share, the holder of the Common Share shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

         VOTING

         The holder of the Common Share shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares), and the Common Share shall be entitled to one vote.

         RESTRICTIONS

         As long as any of the Exchangeable Shares of the Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the board of directors and of the holder of the Common Share issue any further Exchangeable Shares of the Corporation, except as specifically required in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation.

                                  SCHEDULE "A"

                              NOTICE OF RETRACTION

         To: ITI Education Corporation (the "Corporation") and EduTrek International, Inc. ("EduTrek")

         This notice is given pursuant to Article 6 of the provisions (the "SHARE PROVISIONS") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]      all share(s) represented by the accompanying certificate; or

[ ]      ___________ share(s) only.

         The undersigned hereby notifies the Corporation that the Retraction Date shall be ________________

         NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than ten Business Days after the date upon which this notice and the accompanying shares are received by the Corporation. In the event that no such business day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

         The undersigned acknowledges the Retraction Call Right of EduTrek to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to EduTrek in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If EduTrek determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to EduTrek, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require EduTrek to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to the Corporation and EduTrek that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.



-----------------------  --------------------------     ------------------------
(Date)                   (Signature of Shareholder)     (Guarantee of Signature)

[ ] Please check box ifthe legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of [Trust Company] (the "TRANSFER AGENT") in Halifax, Nova Scotia, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the Share Provisions.

         NOTE: This panel must be completed and the accompanying share certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Halifax, Nova Scotia. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.


---------------------------------------------     -----------------------------
Name of Person in Whose Name Securities or        Date
Cheque(s) or Other Non-cash Assets Are To
Be Registered, Issued or Delivered (please print)



---------------------------------------------     -----------------------------
Street Address or P.O. Box                        Signature of Shareholder



---------------------------------------------     -----------------------------
City, Province/State, Postal/Zip Code             Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

                                   EXHIBIT B

                                SUPPORT AGREEMENT

         THIS SUPPORT AGREEMENT is entered into as of o o , 1998, between EduTrek International, Inc., a Georgia corporation ("EduTrek"), and ITI Education Corporation, a corporation incorporated under the Canada Business Corporations Act ("ITI").


                                    RECITALS

         WHEREAS, pursuant to a Combination Agreement dated as of December 10, 1997, by and between EduTrek and ITI (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), EduTrek and ITI would execute and deliver a Support Agreement substantially in the form of Exhibit B to the Combination Agreement and containing such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

         WHEREAS, pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated o, 1998 filed pursuant to the Canada Business Corporations Act (or any successor or other corporate statute by which ITI may in the future be governed) (the "Act") each issued and outstanding common share of ITI (each, an "ITI Common Share") was exchanged for one issued and outstanding Exchangeable Share of ITI (each, an "Exchangeable Share") and thereafter, ITI's sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding ITI Common Share.

         WHEREAS, the above-mentioned Articles of Arrangement set forth, among other things, the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares.

         WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby EduTrek will take certain actions and make certain payments and deliveries necessary to ensure that ITI will be able to make certain payments and to deliver or cause to be delivered shares of EduTrek Class A Common Stock ("EduTrek Common Stock") in satisfaction of the obligations of ITI under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions.

         NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

         1.2 Interpretation Not Affected by Headings, Etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.3 Number, Gender, Etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         1.4 Date for Any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                   ARTICLE II

                          COVENANTS OF EDUTREK AND ITI

         2.1 Covenants of EduTrek Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, EduTrek will:

         (a)      not declare or pay any dividend on EduTrek Common Stock unless
                  (i) ITI will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (ii) subsection 2.1(b) shall be complied with in connection with such dividend;

         (b) cause ITI to declare simultaneously with the declaration of any dividend on EduTrek Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on EduTrek Common Stock, cause ITI to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

         (c) advise ITI sufficiently in advance of the declaration by EduTrek of any dividend on EduTrek Common Stock and take all such other actions as are necessary, in cooperation with ITI, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on EduTrek Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

         (d) ensure that the record date for any dividend declared on EduTrek Common Stock is not less than ten Business Days after the declaration date for such dividend;

         (e) take all such actions and do all such things as are necessary or desirable to enable and permit ITI, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ITI or any other distribution of the assets of ITI for the purpose of winding up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ITI to cause to be delivered shares of EduTrek Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions; and

         (f) take all such actions and do all such things as are necessary or desirable to enable and permit ITI, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ITI to cause to be delivered shares of EduTrek Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be.

         2.2 Segregation of Funds. EduTrek will cause ITI to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable ITI to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and ITI will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

         2.3 Covenants of EduTrek Regarding Options. EduTrek will issue the shares of EduTrek Common Stock which holders of options to purchase shares of EduTrek Common Stock (the "Converted EduTrek Options") obtained upon conversion of Options (as defined in the Plan of Arrangement) pursuant to the Plan of Arrangement are entitled to purchase, upon the due exercise of such Converted EduTrek Options by the holder and payment of the purchase price for such shares of EduTrek Common Stock.

         2.4 Reservation of Shares of EduTrek Common Stock. EduTrek hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of EduTrek Common Stock (or other shares or securities into which EduTrek Common Stock may be reclassified or changed as contemplated by Section 2.8 hereof),

         (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time, and (iii) the number of outstanding Converted EduTrek Options, and

         (b) as are now and may hereafter be required to enable and permit ITI to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which EduTrek may now or hereafter be required to issue shares of EduTrek Common Stock.

         2.5 Notification of Certain Events. In order to assist EduTrek to comply with its obligations hereunder, ITI will give EduTrek notice of each of the following events at the time set forth below:

         (a) immediately, in the event of any determination by the Board of Directors of ITI to take any action which would require a vote of the holders of Exchangeable Shares for approval;

         (b) immediately, upon the earlier of (i) receipt by ITI of notice of, and (ii) ITI otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ITI or to effect any other distribution of the assets of ITI among its shareholders for the purpose of winding-up its affairs;

         (c) immediately, upon receipt by ITI of a Retraction Request (as defined in the Exchangeable Share Provisions);

         (d) at least 130 days prior to any Automatic Redemption Date determined by the Board of Directors of ITI in accordance with clause (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions; and

         (e) as soon as practicable upon the issuance by ITI of any Exchangeable Shares or rights to acquire Exchangeable Shares.

         2.6 Delivery of Shares of EduTrek Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires ITI to cause to be delivered shares of EduTrek Common Stock to any holder of Exchangeable Shares or Converted EduTrek Options, EduTrek shall forthwith issue and deliver the requisite shares of EduTrek Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as ITI shall direct, or, upon payment therefor, the former holder of duly exercised Converted EduTrek Options, as the case may be. All such shares of EduTrek Common Stock shall be duly issued as fully paid and non-assessable, will not be issued in violation of the terms of any agreement or other understanding binding upon EduTrek and will be issued in compliance with all applicable charter documents of EduTrek and all applicable federal, state and foreign laws, rules and regulations and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

         2.7 Qualification of Shares of EduTrek Common Stock. EduTrek covenants that if any shares of EduTrek Common Stock to be issued and delivered hereunder (including for greater certainty, pursuant to the Plan of Arrangement, the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement) and the exercise of Converted EduTrek Options) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document with, the taking of any proceeding with or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by EduTrek to the initial holder thereof (other than ITI) or in order that such shares may be freely traded thereafter pursuant to applicable securities laws (other than any restrictions on transfer by reason of a holder being a "control person" of EduTrek for purposes of Canadian federal or provincial securities law or an "affiliate" of EduTrek for purposes of United States federal or state securities law), EduTrek will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of EduTrek Common Stock to be and remain duly registered, qualified or approved. EduTrek represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of EduTrek Common Stock to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter pursuant to applicable securities laws (other than restrictions on transfer by reason of a holder being a "control person" of EduTrek for the purposes of Canadian federal and provincial securities law or an "affiliate" of EduTrek for purposes of United States federal or state securities law). EduTrek will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of EduTrek Common Stock to be delivered hereunder (including, for greater certainty, pursuant to Exchangeable Share Provisions or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which the EduTrek Common Stock is listed, quoted or posted for trading at such time. EduTrek will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on a stock exchange in Canada.

2.8      Equivalence.

         (a)      EduTrek will not:

                  (i) issue or distribute shares of EduTrek Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of EduTrek Common Stock) to the holders of all or substantially all of the then outstanding shares of EduTrek Common Stock by way of stock dividend or other distribution; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of EduTrek Common Stock entitling them to subscribe for or to purchase shares of EduTrek Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of EduTrek Common Stock); or

                  (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of EduTrek Common Stock (A) shares or securities of EduTrek of any class other than EduTrek Common Stock (other than securities convertible into or exchangeable for or carrying rights to acquire shares of EduTrek Common Stock), (B) any other rights, options or warrants not referred to in subsection 2.8(a)(ii) above, (C) evidences of indebtedness of EduTrek or (D) assets of EduTrek;

                  unless

                  (iv) one or both of EduTrek and ITI is permitted under Applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

                  (v) one or both of EduTrek and ITI shall issue or distribute such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

         (b)      EduTrek will not:

                  (i) subdivide, redivide or change the then outstanding shares of EduTrek Common Stock into a greater number of shares of EduTrek Common Stock; or

                  (ii) reduce, combine or consolidate or change the then outstanding shares of EduTrek Common Stock into a lesser number of shares of EduTrek Common Stock; or

                  (iii) reclassify or otherwise change the shares of EduTrek Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of EduTrek Common Stock;

                  unless

                  (iv) ITI is permitted under Applicable Law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and

                  (v) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

         (c) EduTrek will ensure that the record date for any event referred to in section 2.8(a) or 2.8(b) above, or, if no record date is applicable for such event, the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by EduTrek (with simultaneous notice thereof to be given by EduTrek to ITI).

         2.9 Tender Offers, Etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to EduTrek Common Stock (an "Offer") is proposed by EduTrek or is proposed to EduTrek or its shareholders and is recommended by the Board of Directors of EduTrek, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of EduTrek, EduTrek shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of EduTrek Common Stock, without discrimination, and, without limiting the generality of the foregoing, EduTrek will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by EduTrek or where EduTrek is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against ITI (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

         2.10 Ownership of Outstanding Shares. Without the prior approval of ITI and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of the Exchangeable Share Provisions, EduTrek covenants and agrees in favour of ITI that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than EduTrek or any of its Subsidiaries, EduTrek will be and remain the direct or indirect beneficial owner of all issued and outstanding ITI Common Shares and of at least 50.1% of all other securities of ITI carrying or entitled to voting rights in any circumstances generally for the election of directors, in each case other than the Exchangeable Shares.

         2.11 EduTrek Not to Vote Exchangeable Shares. EduTrek covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by EduTrek and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. EduTrek further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

         2.12 Due Performance. On and after the Effective Date, EduTrek shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of EduTrek's rights under the Exchangeable Share Provisions.


                                   ARTICLE III

                                     GENERAL

         3.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) and no outstanding Converted EduTrek Options are held by any party other than EduTrek and any of its Subsidiaries.

         3.2 Changes in Capital of EduTrek and ITI. Notwithstanding the provisions of Section 3.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.8 or 2.9 hereof, as a result of which either EduTrek Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which shares of EduTrek Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

         3.3 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         3.4 Amendments, Modifications, Etc. Subject to Sections 3.2 and 3.5, this Agreement may not be amended, modified or waived except by an agreement in writing executed by ITI and EduTrek and approved by the holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions.

         3.5 Ministerial Amendments. Notwithstanding the provisions of Section 3.4, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of ITI and EduTrek, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which, on the advice of counsel to ITI and EduTrek, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of ITI and EduTrek shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

         3.6 Meeting to Consider Amendments. ITI, at the request of EduTrek, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of ITI, the Exchangeable Share Provisions and Applicable Laws.

         3.7 Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

         3.8 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

         3.9 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

         (a) if to EduTrek to: EduTrek International, Inc., 3340 Peachtree Road, Suite 2000, Atlanta, Georgia, USA 30326, Attention: Mr.
                  R. Steven Bostic, Chairman and Chief Executive Officer, Facsimile No. (404) 812-8204, with required copies to Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia, USA 30309- 3592,
                  Attention: A. Jay Schwartz, Esq., Facsimile No. (404) 685-6932, and to Blake, Cassels & Graydon, Suite 2800, Box 25, Commerce Court West, Toronto, Ontario, Canada M5L 1A9,
                  Attention: Ms Pamela S. Hughes, Facsimile No. (416) 863-2653.

         (b) if to ITI to: ITI Education Corporation, 1791 Barrington Street, Suite 1400, Halifax, Nova Scotia, Canada B3J 3K9,
                  Attention: Mr. Daniel F. Potter, Chairman and Chief Executive Officer, Facsimile No. (902) 492-2288, with required copies to Stewart McKelvey Stirling Scales, Purdy's Wharf, Tower One, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2,
                  Attention: Mr. R. Blois Colpitts, Facsimile No. (902)
                  496-6183.

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         3.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         3.11 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia and the laws of the United States applicable therein.

         3.12 Attornment. The parties agree that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of the State of Georgia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

         IN WITNESS WHEREOF, EduTrek and ITI have caused this agreement to be signed by their respective officers duly authorized, all as of the date first written above.

                                    EDUTREK INTERNATIONAL, INC.


                                    By:
                                        ------------------------------------
                                        R. Steven Bostic
                                        Chairman and Chief Executive Officer

                                    ITI EDUCATION CORPORATION


                                    By:
                                        ------------------------------------



                                    By:
                                        ------------------------------------

                                   EXHIBIT C

                       VOTING AND EXCHANGE TRUST AGREEMENT


         THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of , 1998, by and between EduTrek International, Inc., a Georgia corporation ("EduTrek"), ITI Education Corporation, a corporation incorporated under the Canada Business Corporations Act ("ITI"), and Trust Company, a Canadian trust company ("Trustee").

         WHEREAS, pursuant to a Combination Agreement dated as of December 10, 1997, by and between EduTrek and ITI (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), EduTrek and ITI would execute and deliver a Voting and Exchange Trust Agreement substantially in the form of Exhibit C to the Combination Agreement and containing such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

         WHEREAS, pursuant to an arrangement (the "Arrangement") effected by
Articles of Arrangement dated           , 1998 filed pursuant to the Canada
Business Corporations Act (or any successor or other corporate statute by which ITI may in the future be governed) (the "Act"), each issued and outstanding
common share of ITI (an "ITI Common Share") was exchanged for            issued
and outstanding Exchangeable Shares of ITI (the "Exchangeable Shares"), and thereafter, ITI's sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding ITI Common Share.

         WHEREAS, the above-mentioned Articles of Arrangement set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions").

         WHEREAS, EduTrek is to provide voting rights in EduTrek to each holder (other than EduTrek and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of EduTrek Common Stock.

         WHEREAS, EduTrek is to grant to and in favor of the holders (other than EduTrek and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require EduTrek to purchase from each such holder all or any part of the Exchangeable Shares held by the holder.

         WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in EduTrek shall be exercisable by holders (other than EduTrek and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of EduTrek Special Voting Stock (the "EduTrek Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require EduTrek to purchase Exchangeable Shares from the holders thereof (other than EduTrek and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders.

         WHEREAS, these recitals and any statements of fact in this agreement are made by EduTrek and ITI and not by the Trustee.

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS. In this agreement, the following terms shall have the following meanings:

         "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of shares of EduTrek Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares issued and outstanding and held by Holders multiplied by
(ii) the Equivalent Vote Amount.

         "ARRANGEMENT" has the meaning provided in the recitals hereto.

         "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of EduTrek to effect the automatic exchange of shares of EduTrek Common Stock for Exchangeable Shares pursuant to Section 5.12 hereof.

         "BOARD OF DIRECTORS" means the Board of Directors of ITI.

         "BUSINESS DAY" has the meaning provided in the Exchangeable Share Provisions;

         "EDUTREK COMMON STOCK" has the meaning provided in the Exchangeable Share Provisions.

         "EDUTREK CONSENT" has the meaning provided in Section 4.2 hereof.

         "EDUTREK MEETING" has the meaning provided in Section 4.2 hereof.

         "EDUTREK SPECIAL VOTING STOCK" has the meaning provided in the recitals hereto.

         "EDUTREK SUCCESSOR" has the meaning provided in subsection 11.1(a) hereof.

         "EQUIVALENT VOTE AMOUNT" means, with respect any matter, proposition or question on which holders of shares of EduTrek Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of EduTrek Common Stock is entitled with respect to such matter, proposition or question.

         "EXCHANGE PUT RIGHT" has the meaning provided in the Exchangeable Share Provisions.

         "EXCHANGE RIGHT" has the meaning provided in Article V hereof.

         "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions.

         "EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions.

         "EXCHANGEABLE SHARE PROVISIONS" has the meaning provided in the recitals hereto.

         "EXCHANGEABLE SHARES" has the meaning provided in the recitals hereto.

         "HOLDER VOTES" has the meaning provided in Section 4.2 hereof.

         "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than EduTrek and its Subsidiaries.

         "INSOLVENCY EVENT" means the institution by ITI of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of ITI to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ITI to contest in good faith any such proceedings commenced in respect of ITI within 15 days of becoming aware thereof, or the consent by ITI to the filing of any such petition, answer or consent or to the appointment of a receiver, or the making by ITI of a general assignment for the benefit of creditors, or the admission in writing by ITI of its inability to pay its debts generally as they become due, or ITI's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

         "ITI COMMON SHARES" has the meaning provided in the recitals hereto.

         "LIQUIDATION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions.

         "LIQUIDATION EVENT" has the meaning provided in subsection 5.12(b) hereof.

         "LIQUIDATION EVENT EFFECTIVE TIME" has the meaning provided in subsection 5.12(c) hereof.

         "LIST" has the meaning provided in Section 4.6 hereof.

         "OFFICER'S CERTIFICATE" means, with respect to EduTrek or ITI, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there is one), the Chief Executive Officer, the President or any Vice-President of EduTrek or ITI, as the case may be.

         "PERSON" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

         "PLAN OF ARRANGEMENT" has the meaning provided in the Exchangeable Share Provisions.

         "REDEMPTION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions.

         "RETRACTED SHARES" has the meaning provided in Section 5.7 hereof.

         "RETRACTION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions.

         "SUBSIDIARY" has the meaning provided in the Exchangeable Share Provisions.

         "SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof by and between EduTrek and ITI.

         "TRUST" means the trust created by this agreement.

         "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

         "Trustee" means                 Trust Company and, subject to the
provisions of Article X hereof, includes any successor trustee or permitted assigns.

         "VOTING RIGHTS" means the voting rights attached to the Voting Share.

         "VOTING SHARE" means the one share of EduTrek Special Voting Stock, without par value, issued by EduTrek to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of shares of EduTrek Common Stock equal to the Aggregate Equivalent Vote Amount.

         1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

         1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                   ARTICLE II

                 PURPOSE OF AGREEMENT AND ESTABLISHMENT OF TRUST

         The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights, and will hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.


                                   ARTICLE III

                                  VOTING SHARE

         3.1 ISSUANCE AND OWNERSHIP OF THE VOTING SHARE. EduTrek hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. EduTrek hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by EduTrek to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

                  (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

                  (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

         3.2 LEGENDED SHARE CERTIFICATES. ITI will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

         3.3 SAFE KEEPING OF CERTIFICATE. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.


                                   ARTICLE IV

                            EXERCISE OF VOTING RIGHTS

         4.1 VOTING RIGHTS. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the shareholders of EduTrek at an EduTrek Meeting or in connection with an EduTrek Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article IV from Holders entitled to instruct the Trustee as to the voting thereof at the time at which an EduTrek Consent is sought or an EduTrek Meeting is held. To the extent that no instructions are received from a Holder with respect to the Holder Votes (as hereinafter defined) to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights in respect of such Holder Votes.

         4.2 NUMBER OF VOTES. With respect to all meetings of shareholders of EduTrek at which holders of shares of EduTrek Common Stock are entitled to vote (an "EduTrek Meeting") and with respect to all written consents sought by EduTrek from its shareholders including the holders of shares of EduTrek Common Stock (an "EduTrek Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by EduTrek or by applicable law for such EduTrek Meeting or EduTrek Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such EduTrek Meeting or to be consented to in connection with such EduTrek Consent.

         4.3 MAILINGS TO SHAREHOLDERS. With respect to each EduTrek Meeting and EduTrek Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as EduTrek utilizes in communications to holders of shares of EduTrek Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by EduTrek to its shareholders:

                  (a) a copy of such notice or other communication, together with any proxy or information statement and related materials, to be provided to shareholders of EduTrek;

                  (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of its Holder Votes with respect to such EduTrek Meeting or EduTrek Consent, as the case may be, or, pursuant to
         Section 4.7 hereof, to attend such EduTrek Meeting and to exercise personally its Holder Votes thereat;

                  (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                           (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                           (ii) a proxy to a designated agent or other
                  representative of the management of EduTrek to exercise such Holder Votes;

                  (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                  (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

                  (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of an EduTrek Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

         The materials referred to above are to be provided by EduTrek to the Trustee.

         For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such EduTrek Meeting or EduTrek Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by EduTrek or by applicable law for purposes of determining shareholders entitled to vote at such EduTrek Meeting or to give written consent in connection with such EduTrek Consent. EduTrek will notify the Trustee in writing of any decision of the board of directors of EduTrek with respect to the calling of any such EduTrek Meeting or the seeking of any such EduTrek Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

         4.4 COPIES OF SHAREHOLDER INFORMATION. EduTrek will deliver to the Trustee copies of all proxy materials (including notices of EduTrek Meetings, but excluding proxies to vote shares of EduTrek Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of shares of EduTrek Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of shares of EduTrek Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of EduTrek, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by EduTrek) received by the Trustee from EduTrek at the same time as such materials are first sent to holders of shares of EduTrek Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Halifax, Nova Scotia and Toronto, Ontario.

         4.5 OTHER MATERIALS. Immediately after receipt by EduTrek or any shareholder of EduTrek of any material sent or given generally to the holders of shares of EduTrek Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), EduTrek shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of EduTrek, copies of all such materials received by the Trustee from EduTrek. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Halifax, Nova Scotia and Toronto, Ontario.

         4.6 LIST OF PERSONS ENTITLED TO VOTE. ITI shall, (i) prior to each annual, general and special EduTrek Meeting or the seeking of any EduTrek Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an EduTrek Meeting or an EduTrek Consent, at the close of business on the record date established by EduTrek or pursuant to applicable law for determining the holders of shares of EduTrek Common Stock entitled to receive notice of and/or to vote at such EduTrek Meeting or to give consent in connection with such EduTrek Consent. Each such List shall be delivered to the Trustee promptly after receipt by ITI of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. EduTrek agrees to give ITI written notice (with a copy to the Trustee) of the calling of any EduTrek Meeting or the seeking of any EduTrek Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ITI to perform its obligations under this Section 4.6.

         4.7 ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any EduTrek Meeting or any EduTrek Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or
(ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

         4.8 VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING.

         (a) In connection with each EduTrek Meeting and EduTrek Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

         (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each EduTrek Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

                  (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or

                  (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

         At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

         4.9 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as EduTrek utilizes in communications to holders of shares of EduTrek Common Stock) to each Holder at its address as shown on the books of ITI. ITI shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                  (a)  current lists of the Holders; and

                  (b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

         The materials referred to above are to be provided by ITI to the Trustee.

         4.10 TERMINATION OF VOTING RIGHTS. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes to which such Holder is entitled in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to EduTrek, and such Holder Votes and the Voting Rights representing such Holder Votes shall cease immediately, upon the delivery by such Holder to ITI or the transfer agent for the Exchangeable Shares or the Trustee, as applicable, of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of EduTrek Common Stock, as specified in Article V hereof, or upon the redemption of Exchangeable Shares pursuant to
Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of ITI or any other distribution of the assets of ITI among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by EduTrek pursuant to the exercise by EduTrek of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless in any case EduTrek shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to ITI or the transfer agent for the Exchangeable Shares or the Trustee for delivery to the Holders).


                                    ARTICLE V

                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

         5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. EduTrek hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

                  (a) the Exchange Put Right,

                  (b) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require EduTrek to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, and

                  (c) the Automatic Exchange Rights,

         all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. EduTrek hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by EduTrek to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

                  (d) hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement, and

                  (e) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights,

         and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

         5.2 LEGENDED SHARE CERTIFICATES. ITI will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

                  (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

                  (b) the Automatic Exchange Rights.

         5.3 GENERAL EXERCISE OF EXCHANGE PUT RIGHT AND EXCHANGE RIGHT. The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article V from Holders entitled to instruct the Trustee as to the exercise thereof to the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

         5.4 PURCHASE PRICE. The purchase price payable by EduTrek for each Exchangeable Share to be purchased by EduTrek (a) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions, and (b) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, EduTrek will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by EduTrek's issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

         5.5 EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of ITI. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal transfer offices in Halifax, Nova Scotia, and Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires EduTrek to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of ITI and such additional documents and instruments as the Trustee may reasonably require, together with:

                  (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

                           (i) that the Holder thereby instructs the Trustee to
                  exercise the Exchange Right so as to require EduTrek to purchase from the Holder the number of Exchangeable Shares specified therein,


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



                           (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by EduTrek free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

                           (iii) the names in which the certificates
                  representing shares of EduTrek Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

                           (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

                  (b) payment (or evidence satisfactory to the Trustee, ITI and EduTrek of payment) of the taxes (if any) payable as contemplated by
         Section 5.8 of this agreement.

         If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by EduTrek under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of ITI.

         5.6 DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires EduTrek to purchase under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to EduTrek, the Trustee shall notify EduTrek and ITI of its receipt of the same, which notice to EduTrek and ITI shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and EduTrek shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, ITI and EduTrek of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to EduTrek and ITI of the exercise of the Exchange Put Right or the Exchange Right and the delivery of the Exchangeable Share Consideration to the Trustee, as provided in this Section 5.6, (a) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, (b) EduTrek shall be required to take all action necessary to permit it to occur no later than the close of business on the third Business Day following the receipt by the Trustee of notice, certificates and other documents as aforesaid and (c) the Holder of such Exchangeable Shares shall be deemed to have transferred to EduTrek all of its right, title and interest in and to such Exchangeable Shares and its related interest in the Trust Estate shall immediately cease, and the Holder shall cease to be a Holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a Holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of EduTrek Common Stock delivered or deliverable to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

         5.7 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require ITI to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by ITI pursuant to
Section 6.6 of the Exchangeable Share Provisions that ITI will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from ITI and provided that EduTrek shall not have exercised the Retraction Call Right with respect to the

Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to ITI pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee, instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which ITI is unable to redeem. In any such event, ITI hereby agrees with the Trustee and in favor of the Holder immediately to notify the Trustee of such prohibition against ITI's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to ITI or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to
Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which ITI is not permitted to redeem and will require EduTrek to purchase such shares in accordance with the provisions of this Article V.

         5.8 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to EduTrek pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing shares of EduTrek Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the Holder of the Exchangeable Shares so sold, provided, however, that such Holder:

                  (a) shall pay (and neither EduTrek, ITI nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

                  (b) shall have established to the satisfaction of the Trustee, EduTrek and ITI that such taxes, if any, have been paid.

         5.9 NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, ITI shall give written notice thereof to the Trustee and EduTrek and, upon receipt of such notice or otherwise upon obtaining knowledge of such an event, shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from ITI or EduTrek of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of EduTrek, a notice of such Insolvency Event in the form provided by EduTrek, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

         5.10 QUALIFICATION OF EDUTREK COMMON STOCK. EduTrek covenants that if any shares of EduTrek Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by EduTrek to the initial holder thereof (other than ITI) or in order that such shares may be freely traded thereafter (aside from any restrictions on transfer by reason of a holder being a "control person" of EduTrek for purposes of Canadian provincial securities law or an "affiliate" of EduTrek for purposes of United States federal or state securities law), EduTrek will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of EduTrek Common Stock to be and remain duly registered, qualified or approved. EduTrek represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of EduTrek Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights to be freely tradeable thereafter (aside from restrictions on transfer by reason of a holder being a "control person" of EduTrek for the purposes of Canadian provincial securities law or an "affiliate" of EduTrek for the purposes of United States federal or state securities law). EduTrek will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of EduTrek Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such EduTrek Common Stock is listed, quoted or posted for trading at such time.

         5.11 RESERVATION OF SHARES OF EDUTREK COMMON STOCK. EduTrek hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of EduTrek Common Stock:

                  (a)  as is equal to the sum of

                           (i) the number of Exchangeable Shares issued and outstanding from time to time and

                           (ii) the number of Exchangeable Shares issuable upon
                  the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and

                  (b) as are now and may hereafter be required to enable and permit ITI to meet its obligations hereunder, under the Articles of Arrangement, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which EduTrek may now or hereafter be required to issue shares of EduTrek Common Stock.

         5.12 AUTOMATIC EXCHANGE ON LIQUIDATION OF EDUTREK.

         (a) EduTrek will give the Trustee written notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the board of directors of EduTrek to institute voluntary liquidation, dissolution or winding-up proceedings with respect to EduTrek or to effect any other distribution of assets of EduTrek among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii) immediately, upon the earlier of

                           (A) receipt by EduTrek of notice of, and

                           (B) EduTrek's otherwise becoming aware of

         any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of EduTrek or to effect any other distribution of assets of EduTrek among its shareholders for the purpose of winding up its affairs.

         (b) Immediately following receipt by the Trustee from EduTrek of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by EduTrek to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of EduTrek Common Stock provided for in Section 5.12(c) below.

         (c) In order that the Holders will be able to participate on a pro rata basis with the holders of shares of EduTrek Common Stock in the distribution of assets of EduTrek in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of EduTrek Common Stock. To effect such automatic exchange, EduTrek shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, EduTrek will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share

         (d) The closing of the transaction of purchase and sale contemplated by
Section 5.12(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to EduTrek all of the Holder's right, title and interest in and to such Exchangeable Shares and its related interest in the Trust Estate shall immediately cease and the Holder shall cease to be a Holder of such Exchangeable Shares, and EduTrek shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a Holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of EduTrek Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for shares of EduTrek Common Stock, and the certificates held by the holder previously representing the Exchangeable Shares exchanged by the holder with EduTrek pursuant to such automatic exchange shall thereafter be deemed to represent the shares of EduTrek Common Stock issued to the holder by EduTrek pursuant to such automatic exchange. Upon the request of a former Holder and the surrender by the former Holder of Exchangeable Share certificates deemed to represent shares of EduTrek Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as EduTrek may reasonably require, EduTrek shall deliver or cause to be delivered to the former Holder certificates representing the shares of EduTrek Common Stock of which the former Holder is the holder. Notwithstanding the foregoing, until each former Holder is actually entered on the register of holders of shares of EduTrek Common Stock, such former Holder shall be deemed to still be a Holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.


                                   ARTICLE VI

            RESTRICTIONS ON ISSUANCE OF EDUTREK SPECIAL VOTING STOCK

         During the term of this agreement, EduTrek will not issue any shares of EduTrek Special Voting Stock in addition to the Voting Share.


                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

         7.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

                  (a) receipt and deposit of the Voting Share from EduTrek as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                  (b) granting proxies and distributing materials to Holders as provided in this agreement;

                  (c) voting the Voting Rights representing Holder Votes in accordance with the provisions of this agreement;

                  (d) receiving the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights from EduTrek as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                  (e) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of EduTrek Common Stock and cheques and other property and assets, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                  (f) holding title to the Trust Estate;

                  (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

                  (h) taking action at the direction of a Holder or Holders to enforce the obligations of EduTrek under this agreement; and

                  (i) taking such other actions and doing such other things as are specifically provided in this agreement.

         In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, power and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

         7.2 NO CONFLICT OF INTEREST. The Trustee represents to ITI and EduTrek that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article X hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which ITI has its registered office for an order that the Trustee be replaced as trustee hereunder.


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



         7.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. ITI and EduTrek irrevocably authorize the Trustee, from time to time, to:

                  (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and EduTrek Common Stock; and

                  (b) requisition, from time to time,

                           (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement, and

                           (ii) from the transfer agent of EduTrek Common Stock,
                  and any subsequent transfer agent of such stock, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article V hereof, the share certificates issuable upon such exercise.

         ITI and EduTrek irrevocably authorize their respective registrars and transfer agents to comply with all such requests. EduTrek covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
Article V hereof.

         7.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection by EduTrek and ITI, at the Trustee's principal transfer office in Toronto, Ontario correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31, 1999, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to EduTrek and ITI a brief report, dated as of the preceding December 31, with respect to:

                  (a) property and funds comprising the Trust Estate as of that date;

                  (b) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by EduTrek of shares of EduTrek Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

                  (c) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

         7.5 INCOME TAX RETURNS AND REPORTS. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, EduTrek shall retain such experts for purposes of providing such advice and assistance.

         7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article IV hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right and the Exchange Right pursuant to Article V hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article V hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless given funds, security and indemnity as aforesaid.

         7.7 ACTIONS BY HOLDERS. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

         7.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this agreement.

         7.9 EVIDENCE AND AUTHORITY TO TRUSTEE. ITI and/or EduTrek shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by ITI and/or EduTrek or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of ITI and/or EduTrek forthwith if and when:

                  (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

                  (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives ITI and/or EduTrek written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officer's Certificate of ITI and/or EduTrek or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

         Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other


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



expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of ITI and/or EduTrek it shall be in the form of an Officer's Certificate or a statutory declaration.

         Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

                  (i) declaring that he has read and understands the provisions of this agreement relating to the condition in question,

                  (ii) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                  (iii) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

         7.10 EXPERTS, ADVISERS AND AGENTS. The Trustee may:

                  (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by ITI and/or EduTrek or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                  (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

         7.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of ITI. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of ITI, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

         7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

         7.13 TRUSTEE NOT BOUND TO ACT ON REQUEST. Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of ITI and/or EduTrek or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and reasonably believed by the Trustee to be genuine.

         7.14 AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to ITI and EduTrek that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the provinces of Nova Scotia and Ontario but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the provinces of Nova Scotia and Ontario, either become so authorized or resign in the manner and with the effect specified in
Article X hereof.

         7.15 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                  (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                  (b) all differences with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

         7.16 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.


                                  ARTICLE VIII

                                  COMPENSATION

         EduTrek and ITI jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that EduTrek and ITI shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.


                                   ARTICLE IX

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         9.1 INDEMNIFICATION OF THE TRUSTEE. EduTrek and ITI jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by EduTrek or ITI pursuant hereto. In no case shall EduTrek or ITI be liable under this indemnity for any claim against any of the Indemnified Parties unless EduTrek and ITI shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (i) below, EduTrek and ITI shall be entitled to participate at their own expense in the defense and, if EduTrek or ITI so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by EduTrek or ITI, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and EduTrek or ITI and the Trustee shall have been advised by counsel acceptable to EduTrek or ITI that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to EduTrek or ITI and that an actual or potential conflict of interest exists (in which case EduTrek and ITI shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

         9.2 LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.


                                    ARTICLE X

                                CHANGE OF TRUSTEE

         10.1 RESIGNATION. The Trustee, or any successor trustee hereafter appointed, may at any time resign by giving written notice of such resignation to EduTrek and ITI specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless EduTrek and ITI otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, EduTrek and ITI shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which ITI has its registered office upon application of one or more of the parties hereto.


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




         10.2 REMOVAL. The Trustee, or any successor trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by EduTrek and ITI, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

         10.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to EduTrek and ITI and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of EduTrek and ITI or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, EduTrek, ITI and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         10.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, EduTrek and ITI shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If EduTrek or ITI shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of EduTrek and ITI.


                                   ARTICLE XI

                               EDUTREK SUCCESSORS

         11.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. EduTrek shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

                  (a) such other Person or continuing corporation (the "EduTrek Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the EduTrek Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such EduTrek Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of EduTrek under this agreement; and

                  (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

         11.2 VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of Section
11.1 hereof have been duly observed and performed, the Trustee, if required by
Section 11.1 hereof, the EduTrek Successor and ITI shall execute and deliver the supplemental agreement provided for in Article XII hereof, and thereupon the EduTrek Successor shall possess and from time to time may exercise each and every right and power of EduTrek under this agreement in the name of EduTrek or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of EduTrek or any officers of EduTrek may be done and performed with like force and effect by the directors or officers of such EduTrek Successor.

         11.3 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of EduTrek with or into EduTrek or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of EduTrek provided that all of the assets of such subsidiary are transferred to EduTrek or another wholly-owned subsidiary of EduTrek, and any such transactions are expressly permitted by this Article XI.


                                   ARTICLE XII

                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

         12.1 AMENDMENTS, MODIFICATIONS, ETC. Subject to Section 12.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by ITI, EduTrek and the Trustee and approved by the Holders in accordance with Section 10.1 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

         12.2 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section
12.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

                  (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

                  (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of EduTrek and ITI and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                  (c) making such changes or corrections which, on the advice of counsel to ITI, EduTrek and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of ITI and EduTrek shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

         12.3 MEETING TO CONSIDER AMENDMENTS. ITI, at the request of EduTrek, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of ITI, the Exchangeable Share Provisions and all applicable laws.

         12.4 CHANGES IN CAPITAL OF EDUTREK AND ITI. At all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either EduTrek Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which EduTrek Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

         12.5 EXECUTION OF SUPPLEMENTAL AGREEMENTS. From time to time ITI (when authorized by a resolution of its Board of Directors), EduTrek (when authorized by a resolution of its board of directors) and the Trustee, may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute, and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                  (a) evidencing the succession of any EduTrek Successors to EduTrek and the covenants of and obligations assumed by each such EduTrek Successor in accordance with the provisions of Article XI and the successor of any successor trustee in accordance with the provisions of Article X;

                  (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to EduTrek, ITI, the Trustee or this agreement; and

                  (c) for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.


                                  ARTICLE XIII

                                   TERMINATION

         13.1 TERM. The Trust created by this agreement shall continue until the earliest to occur of the following events:

                  (a) no outstanding Exchangeable Shares are held by a Holder,

                  (b) each of ITI and EduTrek elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions; and

                  (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

         13.2 SURVIVAL OF AGREEMENT. This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder, provided, however, that the provisions of Articles VIII and IX hereof shall survive any such termination of this agreement.


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



                                   ARTICLE XIV

                                     GENERAL

         14.1 SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         14.2 ENUREMENT. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

         14.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                  (a) if to EduTrek to: EduTrek International, Inc., 3340 Peachtree Road, Suite 2000, Atlanta, Georgia, USA 30326, Attention:
         Chairman and Chief Executive Officer, Facsimile No. (404) 812-8241 with required copies to Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E. Atlanta, Georgia, USA 30309-3592 Attention: A. Jay Schwartz, Esq., Facsimile No. (404) 685-6932, and to Blake, Cassels & Graydon, 28th Floor, Box 25, Commerce Court West, Toronto, Ontario, Canada M5L 1A9, Attention: Pamela S. Hughes, Facsimile No. (416) 863-2653.

                  (b) if to ITI to: ITI Education Corporation, 1791 Barrington Street, Suite 1400, Halifax, Nova Scotia, Canada B3J 3K9, Attention:
         Chairman and Chief Executive Officer, Facsimile No. (902) 492-2288, with required copies to Stewart McKelvey Stirling Scales, Purdy's Wharf, Tower One, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2, Attention: R. Blois Colpitts, Facsimile No. (902) 496-6183.

                  (c) if to the Trustee to: o

                  Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         14.4 NOTICE TO HOLDERS. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

         14.5 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by ITI or by EduTrek or by such Holder to the Trustee or to EduTrek or ITI, the making of such payment or sending of such document sent through the post shall be at the risk of ITI or EduTrek, in the case of payments made or documents sent by the Trustee or ITI or EduTrek, and the Holder, in the case of payments made or documents sent by the Holder.

         14.6 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         14.7 JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

         14.8 ATTORNMENT. EduTrek agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Nova Scotia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints ITI at its registered office in the Province of Nova Scotia as EduTrek's attorney for service of process.


         IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.


                               EDUTREK INTERNATIONAL, INC.



                           By:
                               -------------------------------------------------
                               R. Steven Bostic
                               Chairman of the Board and Chief Executive Officer


                               ITI EDUCATION CORPORATION



                           By:
                               -------------------------------------------------


                           By:
                               -------------------------------------------------




                                               TRUST COMPANY


                           By:
                               -------------------------------------------------
                               [name]
                               [title]

                                   EXHIBIT D





                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           EDUTREK INTERNATIONAL, INC.

                                       1.

     The name of the Corporation is EduTrek International, Inc.

                                       2.

     A. The aggregate number of shares of capital stock the Corporation shall have the authority to issue shall be fifty-five million and one (55,000,001) shares, consisting of the following securities:

          (1) forty million (40,000,000) shares of common stock, without par value, designated as Class A Common Stock;

          (2) ten million (10,000,000) shares of common stock, without par value, designated as Class B Common Stock;

          (3) one (1) share of Special Voting Stock, without par value, designated as Special Voting Stock; and

          (4) five million (5,000,000) shares of preferred stock as the Board of Directors of the Corporation may decide to issue pursuant to Article II(D) hereof.

     B. Except to the extent otherwise provided below, the holders of shares of Class A Common Stock ("Class A Holders") and the holders of shares of Class B Common Stock ("Class B Holders") shall have the same powers, designations, preferences and participation rights and privileges. The Class A Holders and the Class B Holders shall share with each other on a ratable basis as a single class in the net assets of the Corporation upon dissolution, subject to any preferences that may be established for the Corporation's preferred stock. The Class A Holders, the Class B Holders and the holder of the shares of Special Voting Stock ("Special Voting Holder") shall have the following specific powers, designations, preferences, and relative participating rights and privileges:

          (1) With respect to each matter, proposition or question to be voted upon, each Class A Holder shall be entitled to one (1) vote per share of Class A Common Stock standing in his name on the transfer books of the Corporation, each Class B Holder shall be entitled to ten (10) votes per share of Class B Common Stock standing in his name on the transfer books of the Corporation and the Special Voting Holder shall be entitled at any relevant date to a number of votes equal to the product of (i) the number of exchangeable shares (the "Exchangeable Shares") of the Corporation's subsidiary that are issued and outstanding on the relevant date which are exchangeable into shares of Class A Common Stock pursuant to the terms and conditions as set forth in the "Plan of Arrangement" (as that term is defined in that certain "Combination Agreement" dated as of December 10, 1997 by and between the Corporation and ITI Education Corporation) and which are held by registered holders other than the Corporation or any subsidiary of the Corporation multiplied by (ii), with respect to any matter, proposition, or question on which holders of shares of Class A Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Class A Common Stock is entitled with respect to such matter, proposition or question.

          (2) The Class A Holders, the Class B Holders and the Special Voting Holder shall have the right to vote, but not as separate classes except to the extent required by law or as otherwise provided in subsection B (3) below, upon all matters submitted to the shareholders of the Corporation. A quorum shall be present when the majority of all votes eligible to be cast by the Class A Holders, the Class B Holders and the Special Voting Holder taken as a whole is present in person or by proxy.

          (3) In addition to any other vote required by law, the Corporation may not alter or change, by increase, diminution, or otherwise, the relative rights, preferences, privileges, restrictions, dividend rights, voting power or other powers given to the Class A Holders, the Class B Holders and the Special Voting Holder pursuant to this Article II other than by the affirmative vote of not less than sixty-six and two thirds percent (662/3%) of all the votes entitled to be voted by the holders of each class of stock to be adversely affected thereby voting as a separate class, except that the Corporation may increase the total number of authorized shares of Class A Common Stock that may be issued by the Corporation by the affirmative vote of a majority of all the votes entitled to be cast by the Class A Holders, the Class B Holders and the Special Voting Holder voting together, without regard to class. In the event that the Board of Directors declares a dividend or distribution payable in the Common Stock of the corporation and there are an insufficient number of authorized Class B Common Stock shares available to distribute in accordance with Paragraph (4)(b) below, then the Class B Holders may vote on an amendment to these Articles of Incorporation increasing the number of authorized shares of such class to the number sufficient to permit the issuance of the stock dividend or distribution, without submitting such vote for approval of the Class A Holders and the Special Voting Holder.

          (4) No dividend or distribution in cash, stock or property shall be paid to the holder of Special Voting Stock. The Class A Holders and the Class B Holders shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that:

               (a) No cash dividend may be declared and paid on the Class B Common Stock unless a dividend of an equal or greater amount of cash per share has been declared and paid on the Class A Common Stock; and

               (b) In the case of dividends or other distributions payable in stock of the Corporation, including a distribution pursuant to any stock split or division, which occurs after the initial issuance of Class B Common Stock by the Corporation, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock, in an amount per share equal to the amount per share distributed with respect to the Class A Common Stock, shall be distributed with respect to Class B Common Stock.

               (c) In the case of any combination, reclassification or recapitalization of the Class A Common Stock, the shares of Class B Common shall also be combined, reclassified or recapitalized so that the number of shares of Class B Common Stock outstanding immediately following such combination, reclassification or recapitalization shall bear the same relationship to the number of shares of Class B Common Stock outstanding immediately prior to such combination, reclassification or recapitalization as the number of shares of Class A Common Stock outstanding immediately following such combination, reclassification or recapitalization bears to the number of shares of Class A Common Stock outstanding immediately prior to such combination, reclassification or recapitalization.

               (d) Shares of Class B Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Class A Common Stock are reverse split or combined so that the number of shares of Class A Common Stock outstanding immediately following such reclassification or recapitalization shall bear the same relationship to the number of shares of Class A Common Stock outstanding immediately prior to such reclassification or recapitalization as the number of shares of Class B Common Stock outstanding immediately following such reclassification or recapitalization bears to the number of shares of Class B Common Stock outstanding immediately prior to such reclassification or recapitalization.

          (5) Any outstanding shares of Class B Common Stock shall be convertible into fully paid and nonassessable shares of Class A Common Stock at the option of the holder thereof on a one-share-for-one-share basis. In order for a shareholder to effect any such conversion, such shareholder must furnish the Corporation with a written notice of the request for conversion, which notice shall be addressed to the principal office of the Corporation or to the Corporation's designated transfer agent, shall state the number of shares of Class B Common Stock to be converted into Class A Common Stock, shall state the name of the person(s) in whose name(s) the shares of Class A Common Stock are to be registered and shall be accompanied by a certificate or certificates representing such shares, properly endorsed and ready for transfer. A conversion shall be deemed to be made (and the holder of such shares shall be deemed to be the holder of record of an equal number of shares of Class A Common Stock) at the close of business on the date when the Corporation or transfer agent has received the prescribed written notice and required certificate or certificates, properly endorsed and ready for transfer. The Corporation hereby reserves and shall at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversion such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

          (6) The Special Voting Stock is not convertible into any other class or other rights, and may not be redeemed. If the Special Voting Stock is purchased or otherwise acquired by the Corporation it shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. At such time as the Special Voting Stock has no votes attached to it because there are no Exchangeable Shares outstanding, the Special Voting Stock shall be canceled.

     C. (1) The Corporation shall not issue, either from its authorized, unissued shares or from its treasury, a Class B Holder shall not transfer record or beneficial ownership of, and the Corporation shall not register the transfer of, whether by sale, assignment, gift, bequest, appointment or otherwise, any shares of Class B Common Stock except to R. Steven Bostic, Alice Jane Bostic, the Bostic Family Limited Partnership (collectively, a "Bostic Affiliate") or a Permitted Transferee (as hereinafter defined). Subsequent issuances or transfers of Class B Common Stock and dividends and distributions payable in Class B Common Stock, including any distribution pursuant to a stock split or division, shall be subject to the rights and limitations set forth in this Article II. Any transfer of record or beneficial ownership of shares of Class B Common Stock to a person or entity other than a Bostic Affiliate or a Permitted Transferee shall result in the conversion of such shares of Class B Common Stock into Class A Common Stock as provided in subsection C(4) below. A "Permitted Transferee" shall mean, with respect to each person or entity from time to time shown as the record holder of shares of Class B Common Stock:

               (a) A member of any such holder's immediate family which immediate family consists of the spouse, parents, lineal descendants (including adopted children and step children), the spouse of any lineal descendant, and brothers and sisters of such holders;

               (b) The trustee of a trust (including a voting trust) exclusively for the benefit of such holder and/or one or more of his Permitted Transferees described in subsection C(1) other than this clause (b), provided that such trust may grant a general or special power of appointment to any person subject to the limitation that no shares of Class B Common Stock shall be transferred to any person or entity that is not a Permitted Transferee; or

               (c) A corporation if all of the outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by, or a partnership if all of the partners of such partnership are and all of the beneficial interests in the partnership are owned by, the Class B Holder or his Permitted Transferees determined pursuant to this subsection C(1); provided that, if by reason of any change in ownership of such stock or partnership interest, such corporation or partnership would no longer qualify as a Permitted Transferee under this clause (c), all of the shares of Class B Common Stock held by such corporation or partnership shall, immediately and without further act, be converted into Class A Common Stock as provided in subsection C(4) below.

          (2) Notwithstanding the foregoing, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral for security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of pledgee and shall remain subject to the provisions of this Article II(C). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Bostic Affiliate or a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock as provided in subsection C(4) below, as the pledgee may elect.

          (3) For purposes of this Article II(C), each reference to a corporation shall include any successor corporation resulting from merger or consolidation.

          (4) Upon any transfer of shares of Class B Common Stock of record or beneficially to any person or entity other than a Bostic Affiliate or a Permitted Transferee, all of the shares of Class B Common Stock so transferred shall convert into an equal number of shares of Class A Common Stock, effective as of the date on which the certificates representing such shares of Class B Common Stock being transferred are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing or verifying a list of shareholders entitled to vote at any meeting of shareholders or as a condition to the transfer or registration of shares of Class B Common Stock on the books of the Corporation, require the furnishing of such affidavits or other proof as it may deem necessary to confirm that conversion of any shares of Class B Common Stock to shares of Class A Common Stock is not required under these Articles prior to any such vote, transfer or registration.

          (5) The shares of Class B Common Stock shall be registered only in the name of a Bostic Affiliate or a Permitted Transferee as the registered or beneficial owner thereof and not in a "street" or "nominee" name. For purposes of this Article II(C), a "beneficial owner" shall mean a person who can, or any entity which possesses the power to, either singly or jointly, direct the voting or disposition of such shares. The Corporation shall note on the certificates representing shares of Class B Common Stock that there are restrictions on the transfer and the registration of the transfer of such shares imposed by these Articles.

     D. The Board of Directors may determine the designation, par value, preferences, qualifications, voting rights and powers, limitations and relative rights of one or more series of preferred stock to be issued by the Corporation from time to time upon such terms as the Board of Directors may adopt and upon filing of an amendment to these Articles in accordance with Section 14-2-602 of the Georgia Business Corporation Code, or any successor statute authorizing the issuance of preferred stock.

     E. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written consent signed by persons who would be entitled to vote at a meeting shares of voting capital stock having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the shareholders, in accordance with Section 14-2-704 of the Georgia Business Corporation Code, or any successor statute.

                                      III.

     The mailing address of the principal office of the Corporation is Suite 2000, 3340 Peachtree Road, N.E., Atlanta, Georgia 30326.

                                       IV.

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this Article shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this

Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                       V.

     In discharging the duties of their respective provisions and in determining what is believed to be in the best interests of the Corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

                                       VI.

     A. The Corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, and as set forth in the By-Laws, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director, officer, employee of the Corporation or other person is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person in circumstances for which indemnification is prohibited by the Georgia Business Corporation Code. The Corporation shall provide for the advancement of expenses to directors, and may, at the discretion of the Board of Directors, provide for the advancement of expenses incurred in connection with any such action or proceeding to officers, employees and others, subject to the requirements of applicable law and as set forth in the By-Laws.

     B. Nothing contained in this Article VI shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of these Articles of Incorporation, or By-Laws, any agreement approved by the Board of Directors, or a resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized. The Corporation may purchase and maintain insurance on behalf of any or all persons for whom indemnification is authorized or required.

     C. The indemnification and advancement of expenses provided by, or authorized pursuant to, this Article VI shall: (i) apply with respect to acts or omissions occurring prior to the adoption of this Article VI to the fullest extent permitted by law, and (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.

                                      VII.

     These Amended and Restated Articles of Incorporation contain an amendment requiring shareholders' approval, which amendment, together with these Amended and Restated Articles of Incorporation, were approved by the Board of Directors of the Corporation on December 5, 1997 and recommended to the shareholders of the Corporation, which shareholders approved such amendment and these Amended and Restated Articles of Incorporation at a special meeting of shareholders, on ______________, 1998, all in accordance with O.C.G.A. ss. 14-2-1003. Said
Amended and Restated Articles of Incorporation supersede the Articles of Incorporation of the Corporation as heretofore amended.

         IN WITNESS WHEREOF, EDUTREK INTERNATIONAL, INC. has caused these Amended and Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this ___day of ________________, 1998.


                                    EDUTREK INTERNATIONAL, INC.


                                    By:
                                       ---------------------------------------
                                       Steve Bostic
                                       Chairman and Chief Executive Officer


Attest:

By:
    ------------------------------------------
Name:
Title:

                                   EXHIBIT E


EduTrek International, Inc.
3340 Peachtree Road
Suite 2000
Atlanta, Georgia 30326

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of ITI Education Corporation ("ITI"), a corporation incorporated under the Canada Business Corporations Act, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Combination Agreement dated as of December 10, 1997 (the "Combination Agreement"), by and between EduTrek International, Inc. ("EduTrek"), a Georgia corporation and ITI, ITI will be acquired and become a subsidiary of EduTrek (the "Arrangement") and that as a result of the Arrangement, I will receive ITI Exchangeable Shares (as defined in the Combination Agreement) in exchange for ITI Common Shares (as defined in the Combination Agreement) owned by me at the Effective Time of the Arrangement as determined by the Combination Agreement. ITI Exchangeable Shares will be exchangeable on a one-for-one basis for shares of EduTrek Common Stock (as defined in the Combination Agreement) and will have voting and dividend rights identical to those of the holders of EduTrek Common Stock.

         I represent, warrant and covenant to EduTrek that:

         1. I shall not make any sale, transfer or other disposition of the ITI Exchangeable Shares or the EduTrek Common Stock in violation of the Act or the Rules and Regulations.

         2. I have carefully read this letter and the Combination Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of ITI Exchangeable Shares or the EduTrek Common Stock to the extent I believed necessary, with my counsel or counsel for ITI.

         3. I have been advised that the (i) issuance of ITI Exchangeable Shares to me pursuant to the Arrangement was exempt from the registration requirements of the Act and (ii) the issuance of shares of EduTrek Common Stock to me in exchange for ITI Exchangeable Shares received pursuant to the Arrangement has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Arrangement was or is submitted for a vote of the shareholders of ITI, I also may be deemed to have been an affiliate of EduTrek and the distribution by me of the ITI Exchangeable Shares or the shares of EduTrek Common Stock has not been registered under the Act, and that I may not sell, transfer, or otherwise dispose of ITI Exchangeable Shares or the shares EduTrek Common Stock issued to me in exchange for ITI Exchangeable Shares received pursuant to the Arrangement unless (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or
(iii) in the opinion of counsel reasonably acceptable to EduTrek, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

         4. I understand that EduTrek is under no obligation to register the sale, transfer, or other disposition of the ITI Exchangeable Shares or the shares of EduTrek Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         5. I also understand that stop transfer instructions will be given to EduTrek's transfer agent with respect to the shares of EduTrek Common Stock and that there will be placed on the certificates for the EduTrek Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         The shares represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the require ments of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration.

         6. I also understand that unless the transfer by me of my shares of EduTrek Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, EduTrek reserves the right to put the following legend on the certificates issued to my transferee:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.

         It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to EduTrek a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to EduTrek, to the effect that such legend is not required for purposes of the Act.

         I further represent to and covenant with EduTrek that during the 30 days immediately preceding the Effective Time (as defined in the Combination Agreement), I have not and will not sell, transfer, or otherwise dispose of or reduce the risk of holding the ITI Common Shares held by me and that I will not sell, transfer, or otherwise dispose of or reduce the risk of holding (i) any ITI Exchangeable Shares received by me in the Arrangement, (ii) any shares of EduTrek Common Stock received by me in exchange for ITI Exchangeable Shares, or
(iii) other shares of capital stock of EduTrek until after such time as results covering at least 30 days of combined operations of EduTrek and ITI have been published by EduTrek, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations; provided, however, that this paragraph shall not prevent me from selling, transferring, or disposing of such number of ITI Common Shares or ITI Exchangeable Shares or EduTrek capital stock as will not, in the reasonable judgment of accountants to EduTrek, interfere with or prevent the Arrangement being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer, or disposition and of similar sales, transfers, or dispositions by all other affiliates of ITI and all affiliates of EduTrek.

         I understand that pursuant to the Combination Agreement, no certificate for ITI Exchangeable Shares shall be delivered to me in exchange for certificates representing ITI Common Shares until I have executed and delivered this agreement.

                                              Very truly yours,



                                    By:
                                          -------------------------------------
                                    Name:
                                          -------------------------------------


Accepted this ___ day of
_______________, 199__, by

EduTrek International, Inc.


By:
      -------------------------------------
Name:
      -------------------------------------
Title:
      -------------------------------------

                                   EXHIBIT F



EduTrek International, Inc.
3340 Peachtree Road
Suite 2000
Atlanta, Georgia 30326

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of EduTrek International, Inc. ("EduTrek"), a Georgia corporation, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Combination Agreement dated as of December 10, 1997 (the "Combination Agreement"), by and between EduTrek and ITI Education Corporation ("ITI"), a corporation incorporated under the Canada Business Corporations Act, ITI will be acquired and become a subsidiary of EduTrek (the "Arrangement").

         I represent to and covenant with EduTrek that during the 30 days immediately preceding the Effective Time (as defined in the Combination Agreement), I have not and will not sell, transfer, or otherwise dispose of or reduce the risk of holding the ITI Common Shares (as defined in the Combination Agreement) held by me and that I will not sell, transfer, or otherwise dispose of or reduce the risk of holding (i) any ITI Exchangeable Shares (as defined in the Combination Agreement) received by me in the Arrangement, (ii) any shares of EduTrek Common Stock (as defined in the Combination Agreement) received by me in exchange for ITI Exchangeable Shares, or (iii) other shares of capital stock of EduTrek held by me until after such time as results covering at least 30 days of combined operations of EduTrek and ITI have been published by EduTrek, in the form of a quarterly earnings report, an effective registration state ment filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations; provided, however, that this paragraph shall not prevent me from selling, transferring, or disposing of such number of shares of ITI Common Shares, ITI Exchangeable Shares or EduTrek capital stock as will not, in the reasonable judgment of accountants to EduTrek, interfere with or prevent the Arrangement being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer, or disposition and of similar sales, transfers, or dispositions by all other affiliates of ITI and all affiliates of EduTrek.

         I understand that pursuant to the Combination Agreement, no certificate for ITI Exchangeable Shares shall be delivered to me in exchange for certificates representing ITI Common Shares until I have executed and delivered this agreement.


                                              Very truly yours,



                                    By:
                                          -------------------------------------
                                    Name:
                                          -------------------------------------


Accepted this _____ day of
_______________, 199__, by

EduTrek International, Inc.


By:
      -------------------------------------
Name:
      -------------------------------------
Title:
      -------------------------------------



                                        2